As filed with the Securities and Exchange Commission on June 28, 2010
Registration No. 333-•

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
(Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Plaza de San Nicolás, 4
48005 Bilbao
Spain
+34-91-537-7000
+34-91-374-6000
(Address and telephone number of Registrant’s principal executive offices)
BBVA INTERNATIONAL PREFERRED, S.A. UNIPERSONAL
(Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Gran Vía, 1
48001 Bilbao
Spain
+34-91-537-7000
+34-91-374-6000
(Address and telephone number of Registrant’s principal executive offices)
BBVA U.S. SENIOR, S.A. UNIPERSONAL
(Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Gran Vía, 1
48001 Bilbao
Spain
+34-91-537-7000
+34-91-374-6000
(Address and telephone number of Registrant’s principal executive offices)
BBVA SUBORDINATED CAPITAL, S.A. UNIPERSONAL
(Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Gran Vía, 1
48001 Bilbao
Spain
+34-91-537-7000
+34-91-374-6000
(Address and telephone number of Registrant’s principal executive offices)

Emilio Juan de las Heras Muela
Banco Bilbao Vizcaya Argentaria, S.A.
New York Branch
1345 Avenue of the Americas, 45th Floor
New York, New York 10105
+1-212-728-1660
(Name, address, and telephone number of agent for service)
Please send copies of all communications to:

Michael J. Willisch	Vivian Root
Davis Polk & Wardwell LLP	Sidley Austin LLP
Paseo de la Castellana, 41	Woolgate Exchange
28046 Madrid, Spain	25 Basinghall Street
+34-91-768-9610	London EC2V 5HA, England
+44-207-360-2045
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of each class of securities to be registered	registered	unit	price	registration fee
Ordinary Shares of Banco Bilbao Vizcaya Argentaria, S.A., par value €0.49 per share (2)	(1)	(1)	(1)	(1)
Rights to subscribe for Ordinary Shares of Banco Bilbao Vizcaya Argentaria, S.A. (including in the form of American Depositary Shares) (3)
Preferred Securities of BBVA International Preferred, S.A. Unipersonal
Senior Debt Securities of BBVA U.S. Senior, S.A. Unipersonal
Subordinated Debt Securities of BBVA Subordinated Capital, S.A. Unipersonal
Guarantees of Banco Bilbao Vizcaya Argentaria, S.A. in connection with the Preferred Securities, the Senior Debt Securities and the Subordinated Debt Securities (4)

(1)	An indeterminate aggregate initial offering price and number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all registration fees.

(2)	A separate registration statement on Form F-6 (Registration No. 333-142862) has been filed with respect to the American Depositary Shares evidenced by the American Depositary Receipts issuable upon deposit of the ordinary shares registered hereby. Each American Depositary Share represents one ordinary share of Banco Bilbao Vizcaya Argentaria, S.A.

(3)	No separate consideration will be received for the rights.

(4)	No separate consideration will be received for the Guarantees in connection with the Preferred Securities, the Senior Debt Securities and the Subordinated Debt Securities.

PROSPECTUS
Banco Bilbao Vizcaya Argentaria, S.A.
Ordinary Shares
American Depositary Shares, each representing one Ordinary Share
Rights to Subscribe for Ordinary Shares
BBVA International Preferred, S.A. Unipersonal
Preferred Securities
Fully, irrevocably and unconditionally guaranteed, on a subordinated basis, as described in this prospectus, by
Banco Bilbao Vizcaya Argentaria, S.A.
BBVA U.S. Senior, S.A. Unipersonal
Senior Debt Securities
Fully, irrevocably and unconditionally guaranteed, on a senior basis, as described in this prospectus, by
Banco Bilbao Vizcaya Argentaria, S.A.
BBVA Subordinated Capital, S.A. Unipersonal
Subordinated Debt Securities
Fully, irrevocably and unconditionally guaranteed, on a subordinated basis, as described in this prospectus, by
Banco Bilbao Vizcaya Argentaria, S.A.
     Banco Bilbao Vizcaya Argentaria, S.A. may offer from time to time ordinary shares, American Depositary Shares (each representing one ordinary share, commonly referred to as ADSs) or rights to subscribe for ordinary shares (including in the form of ADSs), in one or more offerings.
     BBVA International Preferred, S.A. Unipersonal may offer from time to time preferred securities in one or more offerings. The preferred securities will be fully, irrevocably and unconditionally guaranteed on a subordinated basis, as described in this prospectus, by Banco Bilbao Vizcaya Argentaria, S.A.
     BBVA U.S. Senior, S.A. Unipersonal may offer from time to time senior debt securities in one or more offerings. The senior debt securities will be fully, irrevocably and unconditionally guaranteed on a senior basis, as described in this prospectus, by Banco Bilbao Vizcaya Argentaria, S.A.
     BBVA Subordinated Capital, S.A. Unipersonal may offer from time to time subordinated debt securities in one or more offerings. The subordinated debt securities will be fully, irrevocably and unconditionally guaranteed on a subordinated basis, as described in this prospectus, by Banco Bilbao Vizcaya Argentaria, S.A.
     This prospectus describes the general terms of these securities and the general manner in which we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal and BBVA Subordinated Capital, S.A. Unipersonal will offer these securities. The specific terms of any securities we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal or BBVA Subordinated Capital, S.A. Unipersonal offer will be included in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal or BBVA Subordinated Capital, S.A. Unipersonal will offer the securities. Such supplements may also add to, update, supplement or clarify information contained in the prospectus. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

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     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.
     Our ordinary shares are listed on each of the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Spanish Stock Exchanges”) and quoted on the Automated Quotation System of the Spanish Stock Exchanges (the “Automated Quotation System”) as well as quoted on SEAQ International in London. Our ordinary shares are also listed on the London and Mexico stock exchanges. Our ordinary shares in the form of ADSs are listed on the New York Stock Exchange and are also traded on the Lima (Peru) Stock Exchange by virtue of an exchange agreement entered into between these two exchanges. If we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal or BBVA Subordinated Capital, S.A. Unipersonal decide to list any of the other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.
     Investing in our, BBVA International Preferred, S.A. Unipersonal’s, BBVA U.S. Senior, S.A. Unipersonal’s and BBVA Subordinated Capital, S.A. Unipersonal’s securities involves risks. See “Risk Factors” beginning on page 3.
     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the Kingdom of Spain, the United States or any other jurisdiction.
The date of this prospectus is June 28, 2010.

     You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal, nor BBVA Subordinated Capital, S.A. Unipersonal, nor any underwriter has authorized anyone to provide you with different information. Neither we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal, BBVA Subordinated Capital, S.A. Unipersonal, nor any underwriter is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Page

About This Prospectus	iv
Where You Can Find More Information	v
Incorporation of Documents by Reference	v
Forward-Looking Statements	1
Risk Factors	3
The BBVA Group	4
The Subsidiary Issuers	4
Consolidated Ratio of Earnings to Fixed Charges and Preference Dividends	7
Use of Proceeds	8
Consolidated Capitalization and Indebtedness of the BBVA Group	9
Description of BBVA Ordinary Shares	10
Description of BBVA American Depositary Shares	16
Description of Rights to Subscribe for Ordinary Shares	24
Preferred Securities	25
Description of the Notes and the Notes Guarantees	27
Spanish Tax Considerations	49
U.S. Tax Considerations	59
Benefit Plan Investor Considerations	66
Plan of Distribution	67
Validity of the Securities	69
Experts	69
Enforcement of Civil Liabilities	69
EX-1.2
EX-1.3
EX-1.4
EX-3.2
EX-3.3
EX-3.4
EX-4.6
EX-4.7
EX-4.8
EX-4.9
EX-5.1
EX-5.2
EX-12
EX-23.1
EX-25.1
EX-25.2
ABOUT THIS PROSPECTUS
     This prospectus is part of registration statements that we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal and BBVA Subordinated Capital, S.A. Unipersonal filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal and/or BBVA Subordinated Capital, S.A. Unipersonal may sell any combination of the securities described in this prospectus in one or more offerings.
     This prospectus provides you with a general description of the securities we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal, and BBVA Subordinated Capital, S.A. Unipersonal, may offer. Each time we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal, or BBVA Subordinated Capital, S.A. Unipersonal, sell securities, we, BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal, and/or BBVA Subordinated Capital, S.A. Unipersonal, as the case may be, will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Incorporation of Documents by Reference.”
     In this prospectus, the terms “we”, “us”, “our”, “Bank”, “BBVA”, and “Guarantor” refer to Banco Bilbao Vizcaya Argentaria, S.A., unless otherwise indicated or the context otherwise requires. “BBVA Group” refers to Banco Bilbao Vizcaya Argentaria, S.A. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.
     The terms “subsidiary issuer”, “subsidiary issuers”, “issuer” and “issuers” refer to BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal and BBVA Subordinated Capital, S.A.

Unipersonal or to any one of them. Banco Bilbao Vizcaya Argentaria, S.A. has guaranteed securities previously issued by BBVA International Preferred, S.A. Unipersonal, BBVA U.S. Senior, S.A. Unipersonal and BBVA Subordinated Capital, S.A. Unipersonal and will fully, irrevocably and unconditionally guarantee any securities issued by them pursuant to this prospectus.
     The term “BBVA International Preferred” refers to BBVA International Preferred, S.A. Unipersonal; the term “BBVA U.S. Senior” refers to BBVA U.S. Senior, S.A. Unipersonal; and the term “BBVA Subordinated Capital” refers to BBVA Subordinated Capital, S.A. Unipersonal. Each of BBVA International Preferred, BBVA U.S. Senior and BBVA Subordinated Capital is also referred to as a “subsidiary issuer” and they are collectively referred to as “subsidiary issuers”.
     All references to the “shares” are to the ordinary shares of BBVA, par value €0.49 per share; all references to the “ADSs” are to the American Depositary Shares of BBVA, each representing one share; all references to the “ADRs” are to the American Depositary Receipts of BBVA, each representing one ADS; all references to the “rights” are to the rights to subscribe for our ordinary shares (including in the form of ADSs); all references to the “preferred securities” are to the preferred securities of BBVA International Preferred; all references to the “senior notes” are to the senior debt securities of BBVA U.S. Senior; and all reference to the “subordinated notes” are to the subordinated debt securities of BBVA Subordinated Capital. References to the “notes” are to the senior notes and the subordinated notes, collectively. All references to a “preferred security guarantee” are to a guarantee by the Guarantor of a preferred security; all references to a “senior guarantee” are to a guarantee by the Guarantor of a senior note; all references to a “subordinated guarantee” are to a guarantee by the Guarantor of a subordinated note; and all references to the “notes guarantees” are to the senior guarantees and the subordinated guarantees, collectively. All references to the “securities” are to the shares, rights, ADSs, the preferred securities, the notes, the preferred securities guarantee and the notes guarantees, collectively.
     All references to “Spain” refer to the Kingdom of Spain.
     In this prospectus and any prospectus supplement, “$”, “US$”, “U.S. dollars” and “dollars” refer to United States dollars; “€” and “euro” refer to euro; “£” refers to pounds sterling and “¥” refers to Japanese yen.
WHERE YOU CAN FIND MORE INFORMATION
Ongoing Reporting
     We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the SEC. You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at +1-800-SEC-0330 for more information about the SEC’s Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains in electronic form the reports and other information that we have electronically filed with, or furnished to, the SEC. You may also read this material at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005. In addition, the securities may specify that certain documents are available for inspection at the office of the trustee, a paying agent or the ADR depositary, as the case may be.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The rules of the SEC allow us and the subsidiary issuers to “incorporate by reference” the information we file with, or furnish to, the SEC, which means:
•	incorporated documents are considered part of this prospectus;

•	we and the subsidiary issuers can disclose important information to you by referring you to those documents; and

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•	information that we file with, or furnish to, the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede information in this prospectus and information previously incorporated by reference in this prospectus.
     We and the subsidiary issuers incorporate by reference the following documents:
•	our annual report on Form 20-F for the fiscal year ended December 31, 2009 (the “2009 Form 20-F”) filed with the SEC on March 26, 2010;

•	our report on Form 6-K as furnished to the SEC on June 24, 2010 (the “March 31, 2010 Form 6-K”); and

•	any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, as well as any report on Form 6-K furnished to the SEC to the extent the Form 6-K expressly states that it is being incorporated by reference herein, on or after the date of this prospectus and prior to the termination of the relevant offering under this prospectus.
     You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at the following address or telephone number:
Banco Bilbao Vizcaya Argentaria, S.A.
New York Branch
1345 Avenue of the Americas, 45th Floor
New York, New York 10105
Attention: Investor Relations
+1-212-728-1660

FORWARD-LOOKING STATEMENTS
     Some of the statements included in this prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “estimate”, “project”, “anticipate”, “should”, “intend”, “probability”, “risk”, “VaR”, “target”, “goal”, “objective”, or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.
     In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating but not limited to management objectives, the implementation of our strategic initiatives, trends in results of operations, margins, costs, return on equity and risk management, including our potential exposure to various types of risk such as market risk, interest rate risk, currency risk and equity risk. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
     We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information—Risk Factors”, “Item 4. Information on the Company”, “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” in our 2009 Form 20-F. Other factors could also adversely affect our and the subsidiary issuers’ results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in the Items in our 2009 Form 20-F listed above to be a complete set of all potential risks or uncertainties. Other important factors that could cause actual results to differ materially from those in forward-looking statements include, among others:
•	general political, economic and business conditions in Spain, the European Union (“EU”), Latin America, the United States and other regions, countries or territories in which we operate;

•	changes in applicable laws and regulations, including taxes;

•	the monetary, interest rate and other policies of central banks in Spain, the EU, the United States, Mexico and elsewhere;

•	changes or volatility in interest rates, foreign exchange rates (including the euro to U.S. dollar exchange rate), asset prices, equity markets, commodity prices, inflation or deflation;

•	ongoing market adjustments in the real estate sectors in Spain, the United States and Mexico;

•	the effects of competition in the markets in which we operate, which may be influenced by regulation or deregulation;

•	changes in consumer spending and savings habits, including changes in government policies which may influence investment decisions;

•	our ability to hedge certain risks economically;

•	our success in managing the risks involved in the foregoing, which depends, among other things, on our ability to anticipate events that cannot be captured by the statistical models we use; and

•	force majeure and other events beyond our control.

     The forward-looking statements made in this prospectus speak only as of the date of this prospectus. Neither we nor any of the subsidiary issuers intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, including, without limitation, changes in our business or acquisition strategy or planned capital expenditures or to reflect the occurrence of unanticipated events, and neither we nor any of the subsidiary issuers assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we may make in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus.

RISK FACTORS
     You should carefully consider the risk factors contained in the applicable prospectus supplement and the documents incorporated by reference into this prospectus, including, but not limited to, those risks factors in “Item 3. Key Information—Risk Factors” in our 2009 Form 20-F when deciding whether to invest in the securities being offered pursuant to this prospectus. In addition, investing in the securities involves risks. Any of the risks described in the applicable prospectus supplement or in our 2009 Form 20-F, if they actually occur, could materially and adversely affect our and/or any of the subsidiary issuers’ business, results of operations, prospects and financial condition and the value of your investments.

THE BBVA GROUP
     BBVA is a highly diversified financial group, with strengths in the traditional banking businesses of retail banking, asset management, private banking and wholesale banking. BBVA’s predecessor bank, Banco Bilbao Vizcaya, referred to as “BBV”, was incorporated in Spain on October 1, 1988. BBVA was formed as the result of a merger by absorption of Argentaria, Caja Postal y Banco Hipotecario, S.A. into BBV that was approved by the shareholders of each institution on December 18, 1999 and registered on January 28, 2000. Additionally, BBVA maintains business activity in other sectors, such as the insurance, real estate and operational leasing sectors as well as other business activities. It also has a portfolio of investments in some of Spain’s leading companies. BBVA, which operates in over 30 countries, is based in Spain and has substantial banking interests in Latin America, the United States, Europe and Asia. The BBVA group had consolidated assets of €553,922 million at March 31, 2010 and net income attributed to parent company of €1,240 million for the three months ended March 31, 2010.
     Additional information about BBVA and its subsidiaries is included in the 2009 Form 20-F and the March 31, 2010 Form 6-K, which are incorporated by reference in this document.
     BBVA’s principal executive offices are located at Paseo de la Castellana, 81, 28046 Madrid, Spain, and its telephone number at that location is +34-91-537-7000.
THE SUBSIDIARY ISSUERS
BBVA International Preferred
     BBVA International Preferred was incorporated by a public deed executed on June 30, 2005, and registered in the Mercantile Registry of Vizcaya on July 8, 2005 as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). The registered office of BBVA International Preferred is located at Gran Vía, 1, 48001 Bilbao, Spain, and its principal office is located at Paseo de la Castellana, 81, 28046 Madrid, Spain, with telephone number +34-91-537-7000 or +34-91-374-6000.
     As of the date of this prospectus, BBVA International Preferred has issued the following:

Series	Description	Issue Date	Issue Amount	Outstanding Amount
A	Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of €50,000 liquidation preference	September 22, 2005	€550,000,000	€85,550,000

B	Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of €50,000 liquidation preference	September 20, 2006	€500,000,000	€164,350,000

C	Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of $1,000 liquidation preference	April 18, 2007	$600,000,000	$600,000,000

D	Non-Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of £50,000 liquidation preference	July 19, 2007	£400,000,000	£31,200,000

E	Non-Step-Up Fixed/Floating Non-Cumulative Perpetual Guaranteed Preferred Securities of €50,000 liquidation preference	October 21, 2009	€644,650,000	€644,650,000

Series	Description	Issue Date	Issue Amount	Outstanding Amount
F	Non-Step-Up Fixed/Floating Perpetual Guaranteed Preferred Securities of £50,000 liquidation preference	October 21, 2009	£251,050,000	£251,050,000
     The authorized share capital of BBVA International Preferred is €60,102 divided into 10,017 ordinary shares, each with a par value of €6. The subscribed and fully paid up share capital is €60,102.
     All of the ordinary shares of BBVA International Preferred are owned, directly or indirectly, by us. BBVA International Preferred has no subsidiaries. BBVA International Preferred exists for the purpose of issuing preferred securities, the proceeds of which, in accordance with Spanish law, will be deposited with us.
BBVA U.S. Senior
     BBVA U.S. Senior was incorporated by a public deed executed on February 22, 2006 and registered in the Mercantile Registry of Vizcaya on February 28, 2006 as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). The registered office of BBVA U.S. Senior is located at Gran Vía, 1, 48001 Bilbao, Spain, and its principal office is located at Paseo de la Castellana, 81, 28046 Madrid, Spain, and its telephone number is +34-91-537-7000 or +34-91-374-6000.
     As of the date of this prospectus, BBVA U.S. Senior has issued the following:

Description	Issue Date	Issue Amount	Outstanding Amount
Floating Rate Notes due 2013	November 12, 2009	$200,000,000	$200,000,000

Floating Rate Notes due 2011	November 24, 2009	€1,000,000,000	€1,000,000,000
     The authorized share capital of BBVA U.S. Senior is €60,102 divided into 10,017 ordinary shares, each with a par value of €6. The subscribed and fully paid up share capital is €60,102.
     All of the ordinary shares of BBVA U.S. Senior are owned, directly or indirectly, by us. BBVA U.S. Senior exists for the purpose of issuing debt securities, the proceeds of which, in accordance with Spanish law, will be deposited with us. BBVA U.S. Senior does not have any subsidiaries.
BBVA Subordinated Capital
     BBVA Subordinated Capital was incorporated by a public deed executed on October 29, 2004 and registered in the Mercantile Registry of Vizcaya on November 3, 2004 as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). The registered office of BBVA Subordinated Capital is located at Gran Vía, 1, 48001 Bilbao, Spain, and its principal office is located at Paseo de la Castellana, 81, 28046 Madrid, Spain, and its telephone number is +34-91-537-7000 or +34-91-374-6000.
     As of the date of this prospectus, BBVA Subordinated Capital has issued the following:

Description	Issue Date	Issue Amount	Outstanding Amount
Floating Rate Subordinated Callable Step-Up Notes due 2017	May 23, 2005	€500,000,000	€458,600,000

Floating Rate Subordinated Callable Step-Up Notes due 2020	October 13, 2005	€150,000,000	€129,700,000

Floating Rate Subordinated Callable Step-Up Notes due 2017	October 20, 2005	€250,000,000	€231,150,000

Fixed Rate Subordinated Notes due 2035	October 21, 2005	¥20,000,000,000	¥20,000,000,000

Floating Rate Subordinated Callable Step-Up Notes due 2015	October 21, 2005	£300,000,000	£245,700,000

Description	Issue Date	Issue Amount	Outstanding Amount
Floating Rate Subordinated Callable Step-Up Notes due 2016	March 31, 2006	£300,000,000	£288,650,000

Floating Rate Subordinated Callable Step-Up Notes due 2016	October 23, 2006	€1,000,000,000	€900,000,000

Floating Rate Subordinated Callable Step-Up Notes due 2018	March 9, 2007	£250,000,000	£250,000,000

Floating Rate Subordinated Callable Step-Up Notes due 2017	April 3, 2007	€750,000,000	€699,500,000

Subordinated Linked Notes due 2022	April 4, 2007	€100,000,000	€100,000,000

Fixed Rate to Inflation Linked Subordinated Notes due 2023	May 19, 2008	€50,000,000	€50,000,000

Fixed Rate Subordinated Notes due 2018	July 22, 2008	€20,000,000	€20,000,000
     The authorized share capital of BBVA Subordinated Capital is €60,102 divided into 10,017 ordinary shares, each with a par value of €6. The subscribed and fully paid up share capital is €60,102.
     All of the ordinary shares of BBVA Subordinated Capital are owned, directly or indirectly, by us. BBVA Subordinated Capital exists for the purpose of issuing debt securities, the proceeds of which, in accordance with Spanish law, will be deposited with us. BBVA Subordinated Capital does not have any subsidiaries.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS
     The following table sets forth BBVA’s consolidated ratio of earnings to fixed charges and preference dividends, using financial information compiled in accordance with International Financial Reporting Standards adopted by the EU (“EU-IFRS”) required to be applied under the Bank of Spain’s Circular 4/2004 (“Circular 4/2004”), for the three months ended March 31, 2010 and the years ended December 31, 2009, 2008, 2007, 2006 and 2005:

	Three months ended
	March 31,	Year ended December 31,
	2010	2009	2008	2007	2006	2005
EU-IFRS (1)
Ratio of earnings to fixed charges and preference dividends
Including interest on deposits	2.00	1.57	1.40	1.54	1.64	1.64
Excluding interest on deposits	2.62	2.04	1.82	2.06	2.27	2.27

(1)	EU-IFRS required to be applied under Circular 4/2004.

USE OF PROCEEDS
     The net proceeds from each issue of securities will, in accordance with Law 13/1985 of May 25, 1985, be deposited on a permanent basis with the Guarantor and will be used for the Group’s general corporate purposes. If, in respect of any particular issue, there is a particular identified use of proceeds, this will be stated in the applicable prospectus supplement.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF THE BBVA GROUP
     The following table sets forth the capitalization and indebtedness of the BBVA Group on an unaudited consolidated basis in accordance with EU-IFRS required to be applied under Circular 4/2004 as of April 30, 2010.

As of
April 30, 2010
(millions of euros)
(unaudited)
Outstanding indebtedness(1)
Short-term indebtedness(2)	44,085
Long-term indebtedness	75,599
Of which: Preferred securities(3)	5,255

Total indebtedness(4)	119,684

Stockholders’ equity
Ordinary shares, nominal value €0.49 each	1,837
Ordinary shares held by consolidated companies	447
Reserves	27,134
Dividends	—
Valuation adjustments	528
Net income attributed to the BBVA Group(5)	1,730
Total shareholders’ equity	31,675

Minority interest	1,279

Total capitalization and indebtedness	152,638

(1)	No third party has guaranteed any of the debt of the BBVA Group.

(2)	Includes all outstanding promissory notes and bonds, debentures and subordinated debt (including preferred securities) with a remaining maturity of up to one year as of April 30, 2010.

(3)	Under EU-IFRS required to be applied under Circular 4/2004, preferred securities, such as the preferred securities described in this prospectus, are accounted for as subordinated debt. Nonetheless, for Bank of Spain regulatory capital purposes, such preferred securities are treated as Tier 1 capital instruments.

(4)	35% of the BBVA Group’s indebtedness was secured as of April 30, 2010.

(5)	For the period from January 1, 2010 to April 30, 2010.

DESCRIPTION OF BBVA ORDINARY SHARES
     The following summary describes all material considerations concerning the capital stock of BBVA and briefly describes all material provisions of BBVA’s bylaws (estatutos) and relevant Spanish law. A copy of BBVA’s bylaws is incorporated by reference and will be furnished to investors upon request.
General
     As of March 31, 2010, BBVA’s paid in share capital was €1,836,504,869.29, represented by a single class of 3,747,969,121 BBVA ordinary shares with a nominal value of €0.49 each.
     Non-residents of Spain may hold and vote ordinary shares subject to the general restrictions set forth below.
Attendance and Voting at Shareholders’ Meetings
     Each BBVA ordinary share entitles the shareholder to one vote. Any BBVA ordinary share may be voted by written proxy. Proxies may be given only to another shareholder. Proxies are valid for ordinary and extraordinary general shareholders’ meetings. A single shareholder may not be represented at a general shareholders’ meeting by more than one shareholder.
     Shareholders’ meetings
     Pursuant to BBVA’s bylaws and to the Spanish Corporation Law (Ley de Sociedades Anónimas), general meetings of shareholders of BBVA may be ordinary or extraordinary.
     Pursuant to the Spanish Corporation Law, ordinary general shareholders’ meetings shall necessarily be held within the first six months of each financial year, at which shareholders are requested to approve the annual accounts of the previous fiscal year, the management by BBVA Board of Directors of BBVA for the previous fiscal year and the application of BBVA’s net income or loss. Other matters may also be voted on by shareholders during the ordinary general shareholders’ meetings if such items are included on the agenda. Any other meetings of shareholders are considered to be extraordinary general shareholders’ meetings. Extraordinary general shareholders’ meetings may be called from time to time by the BBVA Board of Directors at its discretion. The BBVA Board of Directors must call extraordinary general shareholders’ meetings if so requested by shareholders representing at least five percent of BBVA’s share capital.
     At ordinary general shareholders’ meetings, shareholders are requested to approve the BBVA Board of Directors’ management of BBVA for the previous fiscal year, the annual accounts of the previous fiscal year and the application of the company’s net income or loss. All other matters may be addressed at extraordinary general shareholders’ meetings called for such purpose. Such other matters can also be voted in ordinary general shareholders’ meetings if such items are included on the agenda.
     A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, is considered valid even if no notice of such meeting was given, and, with unanimous agreement, shareholders may consider any matter at such a meeting.
     Convening notice
     Notices of all BBVA general shareholders’ meetings must be published in the Official Gazette of the Commercial Registry (Boletín Oficial del Registro Mercantil) and in a widely circulated newspaper in Vizcaya, the Spanish province where the registered office of BBVA is located, at least one month prior to the date of the meeting. The notice must indicate the date of the meeting on the first convening and all the matters to be considered at the meeting, along with other information required by the Spanish Corporation Law. The notice may also include the date on which the meeting should be held on the second convening. At least twenty-four hours should be allowed to elapse between the first and the second meeting.

     Place of meeting
     General meetings must be held in Bilbao, Spain, where BBVA has its registered office, on the date indicated in the convening notice.
     Right of attendance
     The owners of five hundred or more BBVA ordinary shares which are duly registered in the book-entry record for BBVA ordinary shares at least five days prior to the general shareholders’ meeting are entitled to attend. The holders of fewer than five hundred BBVA ordinary shares may aggregate their shares by proxy to represent at least five hundred BBVA ordinary shares and appoint a member of the group as their representative at the meeting.
     Quorums
     Under BBVA’s bylaws and the Spanish Corporation Law, general shareholders’ meetings will be duly constituted on the first convening if BBVA shareholders holding at least 25% of the share capital are present or represented by proxy. On the second convening of a general shareholders’ meeting, there is no quorum requirement.
     Notwithstanding the above, certain special events require a quorum of shareholders, present or represented by proxy, holding at least 50% of the share capital on first convening of the general shareholders’ meeting and no less than 25% of the share capital on the second convening of the general shareholders’ meeting. Those special events include: (i) increases or decreases in capital; (ii) in general, any modification of the bylaws; (iii) issuances of bonds; (iv) limitations of the preemptive rights to subscribe for new shares; (v) transformations, mergers, spin-offs and assignments of assets and liabilities; and (iv) the transfer of the registered office abroad. If at the second convening of the general shareholders’ meeting the shareholders present or represented by proxy constitute less than 50% of the share capital, resolutions regarding such matters will be adopted with the approval of two-thirds of the share capital present or represented by proxy at such meeting.
     BBVA’s bylaws also require the presence, in person or represented by proxy, of two-thirds of the share capital on first convening or 60% of the share capital on the second convening, at general shareholders’ meetings in order to adopt resolutions that concern: (i) amendment of the corporate purpose; (ii) transformation of BBVA’s legal status; (iii) a full spin-off; (iv) dissolution of BBVA; or (v) amendment of the second paragraph of article 25 of BBVA’s bylaws, which establishes this stricter quorum requirement.
     Adoption of resolutions
     Subject to the higher vote requirements described in the previous paragraphs, the adoption of resolutions requires a majority vote at the general shareholders’ meeting.
     Validly adopted resolutions are binding on all the shareholders, including those who were absent, dissented or abstained from voting.
     Any resolution adopted at the general shareholders’ meeting that is contrary to Spanish law can be contested by any shareholder. Resolutions adopted at the general shareholders’ meeting that are contrary to BBVA’s bylaws, or that are harmful to BBVA’s interests and to the benefit of one or more shareholders or third parties, can be contested by the shareholders who attend the meeting and record their opposition to the resolution in the minutes of the meeting, by shareholders who were absent or by shareholders unlawfully prevented from voting at the meeting.
     Under the Spanish Corporation Law, in the event of a vacancy on the BBVA Board of Directors, a shareholder or group of shareholders that owns an aggregate number of BBVA ordinary shares equal to or greater than the result of dividing the total capital stock by the number of directors on the BBVA Board of Directors, has the right to appoint a corresponding proportion of the directors (rounded downward to the nearest whole number) to the Board of Directors. Shareholders who exercise this right may not vote on the appointment of other directors to the BBVA Board of Directors.

Preemptive Rights
     Pursuant to the Spanish Corporation Law, shareholders have preemptive rights to subscribe for any new BBVA ordinary shares (except where the new BBVA ordinary shares are issued pursuant to the conversion of convertible bonds, the absorption of another company, or the acquisition of part of the net assets of another company by means of a spin-off) and for bonds issued which are convertible into BBVA ordinary shares. These preemptive rights may be abolished in certain circumstances by shareholder vote in accordance with Article 159 of the Spanish Corporation Law.
Form and Transfer
     BBVA ordinary shares are in book-entry form and are indivisible. Joint holders must nominate one person to exercise their rights as shareholders, though joint holders are jointly and severally liable for all obligations arising from their status as shareholders. Iberclear, which manages the clearance and settlement system of the Spanish Stock Exchanges, maintains the central registry of BBVA ordinary shares reflecting the number of BBVA ordinary shares held by each of its participant entities (entidades participantes) as well as the number of such shares held by beneficial owners. Each participant entity in turn maintains a register of the owners of such shares.
     Transfers of BBVA ordinary shares quoted on the Spanish Stock Exchanges must be made by book-entry registry or delivery of evidence of title to the buyer, through or with the participation of a member of the Spanish Stock Exchanges that is an authorized broker or dealer. Transfers of BBVA ordinary shares may also be subject to certain fees and expenses.
Reporting Requirements
     As BBVA ordinary shares are listed on the Spanish Stock Exchanges, the acquisition or disposition of BBVA ordinary shares must be reported within four business days of the acquisition or disposition to BBVA, the Comisión Nacional del Mercado de Valores (“CNMV”), the relevant Spanish Stock Exchanges and, where the person or group effecting the transaction is a non-Spanish resident, the Spanish Registry of Foreign Investment, where:
•	in the case of an acquisition, the acquisition results in that person or group holding 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s share capital; or

•	in the case of a disposal, the disposition reduces shares held by a person or group below a threshold of 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s share capital.
     Each member of the BBVA Board of Directors must report to BBVA, the CNMV and the relevant Spanish Stock Exchanges, shares and stock options held at the time such director joined the Board of Directors. Furthermore, each member of the BBVA Board of Directors must similarly report any acquisition or disposition, regardless of size, of BBVA shares or stock options within five business days of such acquisition or disposition.
     Additional disclosure obligations apply to voting agreements and to purchasers in jurisdictions designated as tax havens or lacking adequate supervision, where the threshold for such disclosure obligation is reduced to 1% (or successive multiples of 1%).
Change of Control Provisions
     Certain antitrust regulations may also delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. In Spain, the application of both Spanish and European antitrust regulations requires that prior notice of domestic or crossborder merger transactions be given in order to obtain a “non-opposition” ruling from antitrust authorities.
     Spanish regulation of takeover bids may also delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. Spanish regulation of takeover bids set forth in Law 6/2007 and Royal Decree 1066/2007 introduces significant amendments to the Spanish rules governing takeover bids. In particular:

•	a bidder must make a tender offer in respect of 100% of the issued share capital of a target company if:
•	it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry 30% or more of the voting rights of the target company;

•	it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry less than 30% of the voting rights but enable the bidder to appoint a majority of the members of the target company’s board of directors;

•	it held 30% or more but less than 50% of the voting rights of the target company on the date the law came into force, and subsequently;
–	acquires, within 12 months, an additional interest in shares which carries 5% or more of such voting rights;

–	acquires an additional interest in shares so that the bidder’s aggregate interest carries 50% or more of such voting rights; or

–	acquires an additional interest in shares which enables the bidder to appoint a majority of the members of the target company’s board of directors;
•	if a bidder’s actions do not fall into the categories described above, such acquisition may qualify as an “a priori” or partial tender offer (i.e., in respect of less than 100% of the issued share capital of a target company), in which case such bidder would not be required to make a tender offer in respect of 100% of the issued share capital of a target company;

•	the board of directors of a target company is exempt from the rule prohibiting certain board interference with a tender offer (the “passivity rule”), provided that (i) it has been authorized by the general shareholders’ meeting to take action or enter into a transaction which could disrupt the offer, or (ii) it has been released from the passivity rule by the general shareholders’ meeting vis-à-vis bidders whose boards of directors are not subject to an equivalent passivity rule;

•	defensive measures included in a listed company’s bylaws and transfer and voting restrictions included in agreements among a listed company’s shareholders will remain in place whenever the company is the target of a tender offer unless the general shareholders’ meeting resolves otherwise (in which case any shareholders whose rights are diluted or otherwise adversely affected may be entitled to compensation); and

•	if, as a result of a tender offer in respect of 100% of the issued share capital of a target company, the bidder acquires an interest in shares representing at least 90% of the voting rights of the target company or the offer has been accepted by investors representing at least 90% of the voting rights of the target company (provided such voting rights are distinct from those already held by the bidder), the bidder may force the holders of the remaining share capital of the company to sell their shares. The minority holders shall also have the right to force the bidder to acquire their shares under these same circumstances.
     As further described below in “— Restrictions on Acquisitions of BBVA Ordinary Shares”, since BBVA is a credit entity, it is necessary to obtain approval from the Bank of Spain in order to acquire a number of shares considered to be a significant participation by Law 26/1988, of July 29, 1998 as amended by Act 5/2009 of June 29. Also, any agreement that contemplates BBVA’s merger with another credit entity will require the authorization of the Spanish Ministry of Economy and the Treasury. This could also delay, defer or prevent a change of control of BBVA or any of its subsidiaries that are credit entities in the event of a merger.
Exchange Controls
     In 1991, Spain adopted the EU standards for free movement of capital and services. As a result, exchange controls and restrictions on foreign investments have generally been abolished and foreign investors may transfer invested capital, capital gains and dividends out of Spain without limitation as to amount, subject to applicable taxes.
     Pursuant to Spanish Law 18/1992 on Foreign Investments (Ley 18/1992, de 1 de julio) and Royal Decree 664/1999 (Real Decreto 664/1999, de 23 de abril), foreign investors may freely invest in shares of Spanish companies, except in the case of certain strategic industries.
     Shares in Spanish companies held by foreign investors must be reported to the Spanish Registry of Foreign Investments by the depositary bank or relevant Iberclear member. In addition, when a foreign investor acquires shares in a company that is subject to the reporting requirements of the CNMV, such foreign investor must also give notice directly to the CNMV and the applicable Spanish Stock Exchanges if such acquisition results in such foreign investor exceeding certain ownership thresholds.
     Investment by foreigners domiciled in enumerated tax haven jurisdictions is subject to special reporting requirements under Royal Decree 1080/1991 (Real Decreto 1080/1991, de 5 de julio).
Restrictions on Acquisitions of BBVA Ordinary Shares
     BBVA’s bylaws do not provide any restrictions on the ownership of BBVA ordinary shares. Because BBVA is a Spanish bank, however, the acquisition or disposition of a significant participation of BBVA shares is subject to certain restrictions. Such restrictions may impede a potential acquirer’s ability to acquire BBVA shares and gain control of BBVA.
     Law 26/1988 on discipline and oversight of financial institutions, amended by Act 5/2009, provides that any individual or corporation, acting alone or in concert with others, intending to directly or indirectly acquire a significant holding in a Spanish financial institution (as defined in article 56 of Law 26/1998) or to directly or indirectly increase its holding such that the percentage of voting rights or of capital owned were equal to or more than any of the thresholds of 20%, 30% or 50% (or by virtue of the acquisition, might take control over the financial institution) must first notify the Bank of Spain. The Bank of Spain will have 60 working days after the date on which the notification was received to evaluate the transaction and, where applicable, challenge the proposed acquisition on the grounds established by law.
     A significant participation is considered to be 10% of the outstanding share capital of a bank or a lower percentage if such holding allows for the exercise of a significant influence.
     Any acquisition made without such prior notification, or conducted before 60 working days have elapsed since the date of such notification, or made in circumstances where the Bank of Spain has objected, will produce the following results:
•	the acquired shares will have no voting rights; and

•	if considered appropriate, the target bank may be taken over, its directors replaced and a sanction imposed.
     The Bank of Spain has 60 working days after the date on which the notification was received to object to a proposed transaction. Such objection may be based on the fact that the Bank of Spain does not consider the acquiring person suitable to guarantee the prudent operation of the target bank.
     Any individual or institution that intends to sell its significant participation in a bank or reduce its participation below the above-mentioned percentages, or which, because of such sale, loses control of the entity, must give prior notice to the Bank of Spain, indicating the amount to be sold and the period in which the transaction is to be executed. Non-compliance with this requirement will result in sanctions.
     Spain’s Ministry of Economy and the Treasury, following a proposal by the Bank of Spain, may, whenever the control of a bank by a person with a significant participation may jeopardize the sound and prudent management of such bank, adopt any of the following measures as deemed appropriate:
•	suspend the voting rights corresponding to such shares for up to three years;

•	take control of the bank or replace the directors; or

•	revoke the bank’s license.
Payment of Taxes
     Holders of BBVA ordinary shares will be responsible for any taxes or other governmental charges payable on their BBVA ordinary shares, including any taxes payable on transfer. The paying agent or the transfer agent, as the case may be, may, and upon instruction from BBVA, will:
•	refuse to effect any registration of transfer of such ordinary shares or any split-up or combination thereof until such payment is made; or

•	withhold or deduct from any distributions on such ordinary shares or sell for the account of the holder thereof any part or all of such ordinary shares (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its reasonable expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such ordinary shares remaining liable for any deficiency.

DESCRIPTION OF BBVA AMERICAN DEPOSITARY SHARES
     The Bank of New York Mellon executes and delivers the BBVA ADRs evidencing BBA ADSs. Each BBVA ADS represents an ownership interest in one BBVA ordinary share. The BBVA ordinary shares will be deposited with BBVA, The Bank of New York Mellon’s custodian in Spain. Each BBVA ADS will also represent securities, cash or other property deposited with The Bank of New York Mellon but not distributed to BBVA ADS holders. The Bank of New York Mellon’s Corporate Trust Office is located at 101 Barclay Street, New York, NY 10286 and its principal executive office is located at One Wall Street, New York, NY 10286.
     You may hold BBVA ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as a BBVA ADR, which is a certificate evidencing a specific number of BBVA ADSs, registered in your name, or (ii) by having BBVA ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in BBVA ADSs through your broker or other financial institution. If you hold BBVA ADSs directly, you are an ADS registered holder. This description assumes you are an ADS registered holder. If you hold the BBVA ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of BBVA ADS registered holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
     The Direct Registration System, or DRS, is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.
     BBVA ADS holders are not BBVA shareholders and do not have shareholder rights. Because The Bank of New York Mellon will actually hold the BBVA ordinary shares, you must rely on it to exercise the rights of a shareholder. The obligations of The Bank of New York Mellon are set out in a deposit agreement among BBVA, The Bank of New York Mellon, as depositary, and BBVA ADS holders, as amended, referred to as the deposit agreement. The deposit agreement and the BBVA ADSs are generally governed by New York law.
     The following is a summary of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire agreement and the BBVA ADR. Copies of the deposit agreement and the form of BBVA ADR are available for inspection at the Corporate Trust Office of The Bank of New York Mellon at the address set forth above.
Deposit and Withdrawal of Deposited Securities
     The depositary has agreed that upon the execution in favor of the depositary or its nominee and delivery to the custodian or depositary (if to the depositary, then at the expense and risk of the depositor) of either (i) a certificate of title which has been executed by a Spanish stockbroker and, if required, certificates representing such shares to the custodian together with any documents and payments required under the deposit agreement or (ii) any other evidence of ownership of shares as recognized under the laws of Spain from time to time, and acceptable to the custodian, the depositary will have for delivery at the depositary’s corporate trust office to or upon the order of the person specified by the depositor at the address set forth above, upon payment of the fees, charges and taxes provided in the deposit agreement, registered in the name of such person or persons as specified by the depositor, the number of BBVA ADSs issuable in respect of such deposit.
     Upon surrender of BBVA ADSs at the depositary’s corporate trust office, together with written instructions from the person or persons in whose name the BBVA ADSs are registered, and upon payment of such charges as are provided in the deposit agreement and subject to its terms, the depositary will request the execution of evidence of ownership in favor of such persons designated in the written instrument and the delivery of such evidence of ownership (by book-entry transfer or physical delivery) of the deposited shares represented by the surrendered BBVA ADSs and any other property that the surrendered BBVA ADRs represent the right to receive. Such delivery is to take place at the office of the custodian or at the depositary’s office as the person designated in the written instructions may request.
     If a person presents for deposit shares with different distribution rights than other deposited shares, the depositary must identify them separately until such time as the distribution rights are the same.

Pre-Release of BBVA ADSs
     In certain circumstances, subject to the provisions of the deposit agreement, and with BBVA’s written consent, The Bank of New York Mellon may execute and deliver BBVA ADSs before the deposit of the underlying shares. This is called a pre-release of the BBVA ADS. The Bank of New York Mellon may receive BBVA ADSs instead of shares to close out a pre-release.
     Each pre-release will be:
•	fully collateralized with cash, U.S. government securities or other collateral that The Bank of New York Mellon determines in good faith will provide substantially similar liquidity and security;

•	preceded or accompanied by written representation and agreement from the person to whom BBVA ADSs are to be delivered that the person, or its customer:
–	owns the shares to be remitted;

–	assigns all beneficial rights, title and interest in such shares to the depositary in its capacity as such, and for the benefit of the holders; and

–	will not take any action with respect to such shares that is inconsistent with the transfer of beneficial ownership (including, without the consent of the depositary, disposing of such shares, other than in satisfaction of such pre-release).
•	terminable by the depositary on not more than five business days’ notice; and

•	subject to such further indemnities and credit regulations that The Bank of New York Mellon considers appropriate.
     The Bank of New York Mellon must be able to close out the pre-release on not more than five business days’ notice. In addition, The Bank of New York Mellon will limit the number of BBVA ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York Mellon may disregard the limit from time to time, if it thinks it is appropriate to do so. The Bank of New York Mellon may also, as it deems appropriate, set U.S. dollar limits with respect to a given pre-release on a case by case basis.
     The pre-release will be subject to such indemnities and credit regulations as The Bank of New York Mellon considers appropriate.
Dividends, Other Distributions and Rights
     The depositary has agreed to pay to holders of BBVA ADSs the cash dividends or other distributions it or the custodian receives on shares or other deposited securities after deducting its fees and expenses and according to applicable law. Holders of BBVA ADSs will receive these distributions in proportion to the number of shares their BBVA ADSs represent.
     Cash. The Bank of New York Mellon will convert all cash dividends and other cash distributions in a foreign currency that it receives in respect of the deposited securities into U.S. dollars if in its judgment it can do so on a reasonable basis and can transfer the U.S. dollars to the United States.
     Before making a distribution, any withholding taxes that must be paid will be deducted. The Bank of New York Mellon will distribute only whole U.S. dollars and cents. If the exchange rates fluctuate during a time when The Bank of New York Mellon cannot convert euros, holders of BBVA ADSs may lose some or all of the value of the distribution.
     BBVA Ordinary Shares. If a distribution by BBVA consists of a dividend in, or free distribution of, BBVA ordinary shares, The Bank of New York Mellon may, or if BBVA requests, will, subject to the deposit agreement, distribute to the holders of outstanding BBVA ADSs, in proportion to their holdings, additional BBVA ADSs representing the number of BBVA ordinary shares received as such dividend or free distribution if BBVA furnishes it with evidence that it is legal to do so. The Bank of New York Mellon will only distribute whole BBVA ADSs. It will sell BBVA ordinary shares which would require it to use fractional BBVA ADSs and distribute the net proceeds in the same way as it does with cash. If additional BBVA ADSs are not so distributed, each BBVA ADS will represent the additional BBVA ordinary shares distributed in respect of the BBVA ordinary shares represented by such BBVA ADS prior to such dividend or free distribution.
     Rights. If BBVA offers or causes to be offered to the holders of shares any rights to subscribe for additional shares or any rights of any other nature, The Bank of New York Mellon will either:
•	make such rights available to holders of BBVA ADSs by means of warrants or otherwise, if The Bank of New York Mellon determines that it is lawful and feasible to do so; or

•	if making such rights available is determined by The Bank of New York Mellon not to be lawful and feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments:
•	on a stock exchange on which such rights are listed;

•	on an over-the-counter market on which such rights are traded; or

•	with the written approval of BBVA, at a private sale,
at such place or places and upon such terms as The Bank of New York Mellon may deem proper, and allocate the proceeds of such sales for the account of the holders of the BBVA ADSs entitled to those proceeds, upon an averaged or other practicable basis without regard to any distinctions among such holders of BBVA ADSs due to exchange restrictions, or the date of delivery of any ADSs or otherwise.
     The net proceeds allocated to the holders of BBVA ADSs so entitled will be distributed to the extent practicable in the case of a distribution in cash. The Bank of New York Mellon will not offer such rights to holders of BBVA ADSs having an address in the United States unless BBVA furnishes to The Bank of New York Mellon (i) evidence that a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) is in effect or (ii) an opinion from U.S. counsel for BBVA, in a form satisfactory to The Bank of New York Mellon, to the effect that such distribution does not require registration under the provisions of the Securities Act.
     BBVA ordinary shares issuable upon exercise of preemptive rights must be registered under the Securities Act in order to be offered to holders of BBVA ADSs. If BBVA decided not to register those BBVA ordinary shares, the preemptive rights would not be distributed to holders of BBVA ADSs. Pursuant to the deposit agreement under which the BBVA ADSs are issued, however, the depositary will use its best efforts to sell such rights that it receives and will distribute the proceeds of the sale to holders of BBVA ADSs.
     Other Distributions. The Bank of New York Mellon will remit to holders of BBVA ADSs any other item of value BBVA distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York Mellon may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution. The Bank of New York Mellon may sell, publicly or privately, what BBVA distributed and distribute the net proceeds in the same way as it does with cash.
     The Bank of New York Mellon is not responsible if it decides that it is unlawful or impractical to make a distribution available to any BBVA ADS holders. BBVA has no obligations to register BBVA ADSs, BBVA ordinary shares, rights or other securities under the Securities Act. BBVA also has no obligation to take any other action to permit the distribution of BBVA ADSs, BBVA ordinary shares, rights or anything else to BBVA ADS holders. This means that holders of BBVA ADSs may not receive the distribution BBVA makes on its shares or any value for them if it is illegal or impractical for BBVA to make them available to them.

Payment of Taxes
     Holders of BBVA ADSs will be responsible for any taxes or other governmental charges payable on their BBVA ADSs or on the deposited securities underlying their BBVA ADSs, including any taxes payable on transfer. The Bank of New York Mellon may, and upon instruction from BBVA, will:
•	refuse to effect any registration of transfer of such receipt or any split-up or combination thereof or any withdrawal of such deposited securities until such payment is made; or

•	withhold or deduct from any distributions on such deposited securities or sell for the account of the holder thereof any part or all of such deposited securities (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such receipt remaining liable for any deficiency.
Record Dates
     The Bank of New York Mellon will fix a record date to establish which holders of BBVA ADSs are entitled to:
•	receive a dividend, distributions or rights;

•	net proceeds of any sale;

•	give instructions for the exercise of voting rights at any such meeting; and

•	receive notice or solicitation to act in respect of any matter.
Voting of the Underlying Deposited Securities
     BBVA has agreed in the depositary agreement that (i) the depositary or its nominee, whichever is the registered holder of the BBVA ordinary shares represented by the BBVA ADSs, will have the same rights as any other registered holder of BBVA ordinary shares and (ii) consistent with BBVA’s bylaws, BBVA will observe the right of the depositary, its nominee or registered holder of the BBVA ordinary shares to attend any ordinary or extraordinary general shareholders’ meeting and to vote or cause to be voted by proxy the BBVA ordinary shares with respect to the BBVA ADSs and that BBVA will not exercise any right it may have under its bylaws to reject or in any way impair such rights.
     Once The Bank of New York Mellon receives notice in English of any matter affecting holders of BBVA ordinary shares, it will mail, as soon as practicable, such notice to the holders of BBVA ADSs. The notice will (i) contain the information in the notice of meeting, (ii) explain how holders as of a certain date may instruct The Bank of New York Mellon to vote the shares underlying their BBVA ADSs and (iii) contain a statement as to the manner in which instructions may be given.
     The record holders of BBVA ADSs can instruct The Bank of New York Mellon to vote the shares underlying their BBVA ADSs. The Bank of New York Mellon will try, insofar as practicable, to cause the BBVA ordinary shares so represented to be voted in accordance with any nondiscretionary written instructions of BBVA ADS record holders received.
     In the event the BBVA ADS record holders do not provide written instructions by a specified date, The Bank of New York Mellon will deem the BBVA ADR holder to have instructed it to give discretionary proxy to a person designated by the BBVA Board of Directors. However, this proxy must not be given to such a person if the board informs The Bank of New York Mellon, in writing, that the board either does not wish the proxy to be given, that substantial opposition exists or that the matter at hand materially affects the rights of BBVA shareholders.
Facilities and Register
     The Bank of New York Mellon will maintain at its transfer office:

•	facilities for the delivery and surrender of BBVA ordinary shares;

•	facilities for the withdrawal of BBVA ordinary shares;

•	facilities for the execution and delivery, registration, registration of transfer, combination and split-up of BBVA ADSs and the withdrawal of deposited securities; and

•	a register for the registration and transfer of BBVA ADSs which, at all reasonable times, shall be open for inspection by holders of BBVA ADSs.
Reports and Notices
     The Bank of New York Mellon will, at BBVA’s expense:
•	arrange for the custodian to provide The Bank of New York Mellon copies in English of any reports and other communications that are generally made available by BBVA to holders of BBVA ordinary shares; and

•	arrange for the mailing of such copies to all holders of BBVA ADSs.
     BBVA has delivered to The Bank of New York Mellon and the custodian a copy of the provisions of or governing the BBVA ordinary shares BBVA issued. Promptly after any amendment, BBVA will deliver to The Bank of New York Mellon and the custodian a copy in English of such amended provisions. The Bank of New York Mellon may rely upon such copy for all the purposes of the deposit agreement.
     The Bank of New York Mellon will, at BBVA’s expense, make available for inspection by BBVA ADS holders at the Corporate Trust Office, the office of the custodian and at any other designated transfer office any reports and communications received from BBVA that are made generally available to holders of BBVA ordinary shares.
Amendment and Termination of the Deposit Agreement
     The BBVA ADSs and the deposit agreement may at any time be amended by agreement between BBVA and The Bank of New York Mellon.
     Any amendment that would impose or increase any charges (other than transmission and delivery charges incurred at the request of depositors of BBVA ordinary shares or holders of BBVA ADSs, transfer, brokerage, registration fees and charges in connection with conversion of currencies, and taxes and other governmental charges) or that will otherwise prejudice any substantial existing right of BBVA ADS holders will not become effective as to outstanding BBVA ADRs until three months have expired after notice of such amendment has been given to the holders of the BBVA ADRs.
     In no event will any amendment impair the right of any BBVA ADS holder to surrender such BBVA ADSs and receive in return the BBVA ordinary shares and other property which those surrendered BBVA ADSs represent, except in order to comply with mandatory provisions of applicable law.
     At BBVA’s direction, The Bank of New York Mellon will terminate the deposit agreement by giving notice of such termination to the record holders of BBVA ADSs at least 30 days prior to the date fixed in that notice for the termination. The Bank of New York Mellon may terminate the deposit agreement at any time commencing 90 days after delivery of a written resignation, provided that no successor depositary has been appointed and no successor depositary has accepted its appointment before the end of those 90 days.
     After the date that has been fixed for termination, The Bank of New York Mellon and its agents will perform no further acts under the deposit agreement, other than:
•	advise record holders of BBVA ADSs of such termination;

•	receive and hold distributions on BBVA ordinary shares; and

•	deliver BBVA ordinary shares and distributions in exchange for BBVA ADSs surrendered to The Bank of New York Mellon.
     As soon as practicable after the expiration of six months from the date that has been fixed for termination, The Bank of New York Mellon will sell BBVA ordinary shares and other deposited securities and may hold the net proceeds of any such sale together with any other cash then held by it under the provisions of the deposit agreement, without liability for interest, for the pro rata benefit of the holders of BBVA ADRs that have not yet surrendered their BBVA ADRs.
Fees and Expenses

BBVA ADS Holders Must Pay:	For:

$5.00 (or less) per 100 BBVA ADSs	Each issuance of BBVA ADS; each cancellation of BBVA ADS.

Registration or transfer fees	Transfer and registration of shares register of the foreign registrar from holder’s name to the name of The Bank of New York Mellon or its agents when a holder deposits or withdraws BBVA ordinary shares.

Expenses of The Bank of New York Mellon	Conversion of foreign currency to U.S. dollars, if any; Cable, telex, and facsimile transmission expenses.

Stock transfer or other taxes (including Spanish income taxes) and other governmental charges The Bank of New York Mellon or the custodian have to pay on any BBVA ADS or share underlying a BBVA ADS	As necessary.
     The Bank of New York Mellon, as depositary, has agreed to reimburse BBVA for expenses it incurs that are related to establishment and maintenance of the BBVA ADS program, including investor relations expenses and stock market application and listing fees. There are limits on the amount of expenses for which the depositary will reimburse BBVA, but the amount of reimbursement available to BBVA is not related to the amount of fees the depositary collects from investors.
     The depositary collects its fees for delivery and surrender of BBVA ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
Limitations on Obligations and Liability to BBVA ADS Holders
     The deposit agreement expressly limits BBVA’s obligations and the obligations of The Bank of New York Mellon, and it limits BBVA’s liability and the liability of The Bank of New York Mellon. BBVA and The Bank of New York Mellon:
•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable for any action or inaction if either relies upon the advice of, or information from, legal counsel, accountants, any person presenting shares for deposit, any holder, or any other person believed to be competent to give such advice or information;

•	are not liable if either is prevented or delayed by law or circumstances beyond their control from performing their obligations under the deposit agreement;

•	are not liable if either exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the BBVA ADSs or the deposit agreement on behalf of holders of BBVA ADSs or on behalf of any other party; and

•	may rely upon any documents they believe to be genuine and to have been signed or presented by the proper party.
     The Bank of New York Mellon will not be liable for its failure to carry out any instructions to vote BBVA’s securities or for the effects of any such vote.
Other General Limitations on Liability to BBVA ADS Holders
     Neither The Bank of New York Mellon, its agents, nor BBVA will incur any liability if prevented or delayed in performing its obligations under the deposit agreement by reason of:
•	any present or future law;

•	any act of God;

•	a war;

•	the threat of any civil or criminal penalty; or

•	any other circumstances beyond its or BBVA’s control.
     The obligations and liabilities of BBVA and its agents and The Bank of New York Mellon and its agents under the deposit agreement are expressly limited to performing their respective obligations specifically set forth and undertaken by them to perform in the deposit agreement without negligence or bad faith.
     In the deposit agreement, BBVA and The Bank of New York Mellon agree to indemnify each other under certain circumstances.
General
     The Bank of New York Mellon will act as registrar of the BBVA ADSs or, upon BBVA’s request or approval, appoint a registrar or one or more co-registrars for registration of the BBVA ADRs evidencing the BBVA ADSs in accordance with the requirements of NYSE or of any other stock exchange on which the BBVA ADSs may be listed. Such registrars or co-registrars may be removed and a substitute or substitutes appointed by The Bank of New York Mellon upon BBVA’s request or with BBVA’s approval.
     Any transfer of the BBVA ADSs is registrable on the books of The Bank of New York Mellon. However, The Bank of New York Mellon may close the transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties or at BBVA’s request.
     As a condition precedent to the execution and delivery, registration of transfer, split-up or combination of any BBVA ADS or the delivery of any distribution or the withdrawal of any BBVA ordinary shares or any property represented by the BBVA ADS, The Bank of New York Mellon or the custodian may, and upon BBVA’s instructions will, require from the BBVA ADR holder or the presenter of the BBVA ADS or the depositor of the BBVA ordinary shares:
•	payment of a sum sufficient to pay or reimburse the custodian, The Bank of New York Mellon or BBVA for any tax or other governmental charge and any stock transfer or brokerage fee or any charges of the depositary upon delivery of the BBVA ADS or upon surrender of the BBVA ADS, as set out in the deposit agreement, and,

•	the production of proof satisfactory to The Bank of New York Mellon or custodian of:

•	identity or genuineness of any signature;

•	proof of citizenship, residence, exchange control approval, and legal or beneficial ownership;

•	compliance with all applicable laws and regulations including the delivery of any forms required by Spanish law or custom in connection with the execution or delivery of evidence of ownership, with all applicable provisions of or governing the shares or any other deposited securities and with the terms of the deposit agreement; or

•	other information as The Bank of New York Mellon may deem necessary or proper or as BBVA may require by written request to The Bank of New York Mellon or the custodian.
     The delivery, registration of transfer, split-up or combination of BBVA ADSs, or the deposit or withdrawal of shares or other property represented by BBVA ADSs, in any particular instance or generally, may be suspended during any period when the BBVA ADSs register is closed, or when such action is deemed necessary or advisable by The Bank of New York Mellon or BBVA at any time or from time to time.
     Holders have the right to cancel their BBVA ADSs and withdraw the underlying shares at any time except:
•	when temporary delays arise because The Bank of New York Mellon or BBVA has closed its transfer books or the deposit of shares in connection with voting at a shareholders’ meeting or the payment of dividends;

•	when BBVA ADS holders owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to BBVA ADSs or to the withdrawal of shares or other deposited securities.
     This right of withdrawal may not be limited by any other provision of the deposit agreement.
     The Bank of New York Mellon, upon BBVA’s request or with BBVA’s approval, may appoint one or more co-transfer agents for the purpose of effecting registrations of transfers, combinations and split-ups of BBVA ADSs at designated transfer offices on behalf of The Bank of New York Mellon. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of BBVA ADSs and will be entitled to protection and indemnity to the same extent as The Bank of New York Mellon.
Direct Registration System
     In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System (“Profile”), will apply to uncertificated BBVA ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS registered holder to register that transfer.
     In connection with the arrangements and procedures relating to DRS and Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant that is claiming to be acting on behalf of a BBVA ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through DRS and Profile and in accordance with the deposit agreement, will not constitute negligence or bad faith on the part of the depositary.
BBVA ADSs Outstanding
     As of March 31, 2010, there were 114,187,399 BBVA ADSs outstanding.

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES
     We may issue rights to subscribe for our ordinary shares (including in the form of ADSs). The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, as well as a discussion of material U.S. federal and Spanish income tax considerations applicable to holders of the rights to subscribe for our ordinary shares (including in the form of ADSs).

PREFERRED SECURITIES
     This section describes the general terms that will apply to any preferred securities that may be offered pursuant to this prospectus by BBVA International Preferred. The specific terms of the offered preferred securities, and the extent to which the general terms described in this section apply to preferred securities, will be described in one or more related prospectus supplements at the time of the offer.
General
     BBVA International Preferred may issue preferred securities from time to time in one or more series. The preferred securities may be denominated and payable in U.S. dollars or other currencies. BBVA International Preferred may also issue preferred securities from time to time with the principal amount or distributions payable on any relevant payment date to be determined by reference to one or more currency exchange rates, market interest rates, securities or baskets of securities, commodity prices or indices. Holders of these types of preferred securities will receive payments of liquidation preference or distributions that depend upon the value of the applicable currency, interest rate, security or basket of securities, commodity or index on the relevant payment dates or otherwise as specified in the applicable prospectus supplement.
Terms Specified in the Applicable Prospectus Supplement
     The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered preferred securities:
•	the status and ranking of the preferred securities in the event of any liquidation, dissolution or winding up of BBVA International Preferred;

•	the specific designation of the preferred securities;

•	the public offering price of the preferred securities;

•	the number and liquidation preference of the preferred securities;

•	the rate or rates at which BBVA International Preferred will pay distributions (which may also be referred to as capital payments), or method of calculation of such rate or rates, the payment date or dates for any distributions, the record date for any distributions and any limitations on distributions;

•	the amount or amounts that BBVA International Preferred will pay out of its assets to the holders of the preferred securities upon the company’s liquidation;

•	the obligation or option, if any, of BBVA International Preferred to purchase or redeem the preferred securities and the price or prices (or formula for determining the price) at which, the period or periods within which, and the terms and conditions upon which, BBVA International Preferred will or may purchase or redeem the preferred securities, in whole or in part, pursuant to the obligation or option;

•	the voting rights, if any, of the preferred securities, including any vote required to amend BBVA’s International Preferred’s charter and the constitution of any syndicate of holders of preferred securities;

•	the criteria for determining whether and to what extent BBVA International Preferred will be authorized or required to pay distributions on the preferred securities;

•	terms for any optional or mandatory conversion or exchange of preferred securities into other securities;

•	whether and under what circumstances BBVA International Preferred will be required to pay any additional amounts on the preferred securities in the event of certain developments with respect to withholding tax or information reporting laws;

•	additional information regarding beneficial owners of the preferred securities and the withholding tax consequences related to any failure to provide such information;

•	any restrictions applicable to the sale and delivery of the preferred securities;

•	any other relative rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with applicable law; and

•	a discussion of material U.S. federal and Spanish income tax considerations applicable to holders of preferred securities.
     The applicable prospectus supplement may also include, if applicable, a discussion of certain ERISA considerations.
Form
     Unless otherwise provided in the applicable prospectus supplement, the preferred securities will be issued in registered form.
Guarantee
     The applicable prospectus supplement will contain a summary of the terms of the relevant preferred securities guarantee.
Governing Law
     Unless otherwise provided in the applicable prospectus supplement, the preferred securities and any preferred securities guarantees will be governed by Spanish law.

DESCRIPTION OF THE NOTES AND THE NOTES GUARANTEES
     This section describes the general terms and provisions of the indenture dated June 28, 2010 (the “senior indenture”) among BBVA U.S. Senior as issuer, BBVA as guarantor and The Bank of New York Mellon as trustee, which sets forth certain provisions with respect to the senior notes and the senior guarantees that may be offered by BBVA U.S. Senior and BBVA, respectively, and the indenture dated June 28, 2010 (the “subordinated indenture”) among BBVA Subordinated Capital as issuer, BBVA as guarantor and The Bank of New York Mellon as trustee, which sets forth certain provisions with respect to the subordinated notes and the subordinated guarantees that may be offered by BBVA Subordinated Capital and BBVA, respectively. In this section, we will refer to BBVA U.S. Senior and BBVA Subordinated Capital as the “issuers”, the senior notes and the subordinated notes as the “notes”, the senior indenture and the subordinated indenture as the “indentures” and the senior guarantees and the subordinated guarantees as the “notes guarantees.” A prospectus supplement of the relevant issuer will describe the specific terms of a particular series of notes and any general terms outlined in this section that will not apply to those notes. If there is any conflict between the prospectus supplement and this prospectus, then the terms and provisions in the prospectus supplement apply unless they are inconsistent with the terms of the indentures or the supplemental indenture or Board resolution creating a particular series of notes.
     All material information about the notes, notes guarantees and indentures is summarized below and in the applicable prospectus supplement. Because this is only a summary, however, it does not contain all the details found in the full text of the indentures, the notes and the notes guarantees. If you would like additional information, you should read the indentures, the notes and the notes guarantees. Whenever we refer to specific provisions of or terms defined in the indentures in this prospectus we incorporate by reference into this prospectus such specific provisions of or terms defined in the indentures.
     BBVA U.S. Senior or BBVA Subordinated Capital may issue future notes and BBVA may issue future guarantees of such notes under other indentures or documentation which contain provisions different from those included in the indentures described here. None of the issuers or BBVA are prohibited under the notes, indentures or notes guarantees, as the case may be, from paying any amounts due under any of their respective obligations at a time when they are in default or have failed to pay any amounts due under the notes, indentures or notes guarantees, as the case may be. See “—Subordinated Notes and Subordinated Guarantees”.
     The senior notes will be issued under the senior indenture and the subordinated notes will be issued under the subordinated indenture. Both such indentures have been filed with the SEC as exhibits to the registration statement that includes this prospectus.
General
     The indentures do not limit the aggregate principal amount of notes that BBVA U.S. Senior or BBVA Subordinated Capital may issue under them. However, on May 25, 2010, the Guarantor’s Board of Directors resolved to provide an irrevocable guarantee up to an aggregate amount of €6,000,000,000 (or its equivalent in any other currency) for future issues of notes made by the issuers, and as of the date of this prospectus the Guarantor has not issued any guarantees under this authorization. The Guarantor’s Board of Directors may at any time increase or decrease the aggregate amount for such guarantees authorized for future issuances.
     Neither the indentures, nor the notes, nor the notes guarantees will limit or otherwise restrict the amount of other indebtedness or other securities or guarantees which the issuers, the Guarantor or any of its subsidiaries may incur or issue. The notes will not contain any provision that would provide you, as a holder of the notes, with protection against a sudden and significant decline in the credit quality of BBVA U.S. Senior, BBVA Subordinated Capital or the Guarantor, or against a takeover, recapitalization or highly leveraged similar transaction involving the Guarantor. BBVA U.S. Senior or BBVA Subordinated Capital can issue notes from time to time in one or more series, up to the aggregate principal amount that BBVA U.S. Senior, BBVA Subordinated Capital and the Guarantor may authorize. The notes will be direct, unconditional and unsecured debt obligations of BBVA U.S. Senior or BBVA Subordinated Capital, as the case may be. The notes guarantees will be direct, unconditional and unsecured obligations of the Guarantor.

     The indentures provide that there may be more than one trustee under such indentures, each with respect to one or more series of notes. Any trustee may resign or be removed with respect to any series of notes issued under the indentures and a successor trustee may be appointed.
     The issuers, the Guarantor or any of their respective subsidiaries may at any time purchase senior notes or subordinated notes at any price in the open market or otherwise. Such notes purchased may be held, reissued, resold or surrendered to the relevant paying agent and/or the relevant registrar for cancellation, except that senior notes purchased by BBVA U.S. Senior and subordinated notes purchased by BBVA Subordinated Capital must be surrendered to the relevant paying agent and/or the relevant registrar for cancellation in accordance with prevailing Spanish Law and the Bank of Spain’s requirements.
General Terms of the Notes and the Notes Guarantees
     The applicable prospectus supplement will describe the terms of the offered notes and notes guarantees, including some or all of the following:
•	the title of the notes and series in which these notes will be included;

•	any limit on the aggregate principal amount of the notes and notes guarantees;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which the notes will be issued;

•	if any of the notes are to be issuable in global form, then when they are to be issuable in global form and (i) whether beneficial owners of interests in the notes may exchange such interests for notes of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur; (ii) the name of the depository with respect to any global note; and (iii) the form of any legend or legends that must be borne by any such note in addition to or in lieu of that set forth in the relevant indenture;

•	the date or dates on which the principal of the offered notes is payable, or the method, if any, by which such date or dates will be determined and, if other than the full principal amount, the portion payable or the method by which the portion of the principal amount of the notes payable on that date is determined;

•	the rate or rates (which may be fixed or variable) at which the offered notes will bear interest, if any, or the method by which such rate or rates will be determined and the manner upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	the date or dates from which interest on the notes, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	the date or dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the regular record dates for the interest payment dates, if any;

•	whether and under what circumstances additional amounts on the notes must be payable;

•	the notice, if any, to holders of the notes regarding the determination of interest on a floating rate note and the manner of giving such notice;

•	the date or dates on or after which, or the period or periods, if any, during which and the price or prices at which the issuer of the notes will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or any purchase fund provisions, redeem the notes, and the other terms and provisions of such funds;

•	the date or dates on or after which, or the period or periods, if any, during which and the price or prices at which the issuer or the holders of the notes may, pursuant to any optional redemption provisions in addition to those set forth in the prospectus, redeem the notes, and the other terms and provisions of such optional redemption;

•	if certificates representing the notes will be issued in temporary or permanent global form, the identity of the depository for the global notes, and the manner in which any principal, premium, if any, or interest payable on those global notes will be paid if other than as provided in the indentures;

•	each office or agency where, subject to the terms of the indenture, the principal, premium and interest, if any, and additional amounts, if any, on the notes will be payable, where the notes may be presented for registration of transfer or exchange and where notices or demands to the issuer in respect of the notes or the indenture may be served;

•	whether any of the notes are to be redeemable at the option of the issuer of the notes or of the holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes may be redeemed, in whole or in part, at the option of the issuer or holder and the terms and provisions of such optional redemption;

•	whether the issuer is obligated to redeem or purchase any of the notes pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes must be redeemed or purchased, in whole or in part, and any provisions for the remarketing of such notes;

•	the denomination and currency in which the notes will be issuable;

•	whether any of the notes will be issued as original issue discount notes;

•	if other than the principal amount thereof, the portion of the principal amount of any such notes that shall be payable upon declaration of acceleration of maturity thereof or the method by which such portion is to be determined;

•	if other than U.S. dollars, the currencies or currency units in which the principal, premium, if any, interest, if any, and additional amounts, if any, for the notes will be payable and the manner of determining the equivalent of such currencies in U.S. dollars;

•	whether the notes and notes guarantees are senior notes and senior guarantees issued pursuant to the senior indenture or subordinated notes and subordinated guarantees issued pursuant to the subordinated indenture or include both;

•	whether BBVA U.S. Senior, BBVA Subordinated Capital or a holder may elect payment of the principal, premium, and interest or additional amounts, if any, on the notes in a currency or currencies, currency unit or units or composite currency different from the one in which the notes are denominated or stated to be payable, and the period or periods and terms and conditions on which the election may be made, as well as the time and manner of determining the exchange rate;

•	whether the amount of payments of principal of, premium and interest, if any, on or any additional amounts on the notes may be determined with reference to an index, formula or other method which may, but need not be, based on one or more currencies, currency units or composite currencies, commodities, equity or other indices, and the terms and conditions upon which and the manner in which these amounts will be determined;

•	whether the person in whose name a note is registered at the close of business on the regular record date for payment of interest will be entitled to designate another person as the recipient of the interest payment;

•	any deletions, modifications or additions to the events of default or covenants of BBVA U.S. Senior, BBVA Subordinated Capital or the Guarantor with respect to the notes set forth in the relevant indenture;

•	the applicability of the defeasance provisions of the indenture applicable to such notes and any provisions in modification of, in addition to or in lieu of any of the defeasance provisions of the relevant indenture;

•	if any notes are to be issuable upon the exercise of warrants, the time, manner and place for such notes to be authenticated and delivered;

•	if any of the notes are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary note) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

•	if other than the applicable trustee, the identity of each security registrar, paying agent and authenticating agent;

•	the “Stated Intervals” and the “Record Date” for purposes of Sections 312(a) (in the case of non-interest bearing notes) and 316(c), respectively, of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	any material U.S. federal or Spanish income tax considerations applicable to the notes and related notes guarantees;

•	any other terms of the notes, which shall not be inconsistent with the provisions of the indentures;

•	the deed of issuance, in Spanish, related to the notes, and the Regulations (as defined below in “—Syndicate of Holders, Meetings, Modifications and Waivers”), in Spanish with a non-official English translation, related to the notes; and

•	in the case of the subordinated notes, any other provisions in addition to any of the provisions related to the payment of additional amounts.
     The issuers may issue notes as original issue discount notes. An original issue discount note is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its maturity. The applicable prospectus supplement will describe any additional material U.S. federal income tax consequences, the amount payable in the event of an acceleration and other special factors applicable to any original issue discount notes.
Payments of Additional Amounts
     Unless otherwise specified in the applicable prospectus supplement, any amounts to be paid with respect to the notes shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature imposed or levied by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax unless such withholding or deduction is required by law. In such event, the issuer or, as the case may be, the Guarantor will pay to the relevant holder such additional amounts as may be necessary in order that the net amounts received by the note holders, or their trustees or any paying agent, after such withholding or deduction equals the respective amounts of principal, premium, if any, interest, if any, and sinking fund payments, if any, which would otherwise have been receivable in respect of the notes in the absence of such withholding or deduction; except that no such additional amounts will be payable with respect to any note:
(a)	to, or to a third party on behalf of, a note holder who is liable for such taxes or duties by reason of such holder (or the beneficial owner for whose benefit such holder holds such note) having some connection with Spain other than the mere holding of such note (or such beneficial interest) or the mere crediting of the note to such holder’s account; or

(b)	presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the note holder would have been entitled to additional amounts on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment; or

(c)	to, or to a third party on behalf of, a note holder in respect of whom the issuer or the Guarantor (or the paying agent on its behalf) does not receive such information (which may include a tax residence certificate) concerning such note holder’s identity and tax residence (as well as the identity and tax residence of the beneficial owner for whose benefit it holds such note) as it may require in order to comply with Second Additional Provision of Spanish Law 13/1985 of 25 May (as amended, among others, by Spanish Law 19/2003 of 4 July and Spanish Law 23/2005 of 18 November) and any implementing legislation or regulation by 10:00 a.m. (CET) on the 10th calendar day of the month following the Relevant Date (as defined below) upon which the payment was due (or if such date is not a day on which commercial banks are open for general business in Spain, the day immediately preceding such date); or

(d)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive or law; or

(e)	presented for payment (where presentation is required) by or on behalf of a note holder who would be able to avoid such withholding or deduction by presenting the relevant note to another paying agent.
     Additional amounts will also not be paid with respect to any payment to a note holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the additional amounts had it been the note holder.
     As used above, “Relevant Date” means the date on which any payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the paying agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to the note holders, notice to that effect is duly given to the note holders in accordance with the provisions set forth under “— Notices” below.
     Any reference to principal, interest or premium shall be deemed to include additional amounts to the extent payable in respect thereof.
Optional Tax Redemption
     An issuer may, in compliance with the applicable capital adequacy regulations of the Bank of Spain from time to time in force, redeem the notes of any series it has issued, subject to the restrictions described in this section and, in the case of subordinated notes, to the Bank of Spain’s prior approval, which under current Spanish bank regulations may not be sought prior to the fifth anniversary of the issuance of the series of subordinated notes. Subject to such restrictions, an issuer may, at its option, redeem a series of notes it has issued in whole, but not in part, at any time with not less than 30 days nor more than 60 days notice given in the manner described under “— Notices” below and in the applicable prospectus supplement and indenture.
     The redemption will be equal to 100% of the principal amount (or such other early tax redemption amount as may be specified in the applicable prospectus supplement) plus interest accrued to the date fixed for redemption.
     A redemption under this section will only be permitted if, as a result of any change in or amendment to the laws or regulations of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the date of the applicable prospectus supplement, either:
•	it is determined by the issuer or the Guarantor that in making payment under the notes or the notes guarantees, the issuer or the Guarantor, as the case may be, would become obligated to pay additional amounts, as described in the section entitled “— Payments of Additional Amounts” above, with respect to such payment and the issuer or the Guarantor cannot avoid this obligation without unreasonable cost or expense; or

•	the Guarantor is or would be required to deduct or withhold tax on any payment to the issuer to enable it to make any payment of principal or interest in respect of the notes and the Guarantor cannot avoid this obligation without unreasonable cost or expense.
     The issuers and the Guarantor are not permitted to give notice to the trustee of the redemption earlier than 60 days prior to the earliest date on which an issuer or the Guarantor would be obligated to deduct or withhold tax or pay additional amounts were a payment on the notes or the notes guarantees then due.
     In the case of any merger, consolidation, sale or conveyance not considered an event of default, the acquiring or resulting corporation will also be entitled to redeem the notes in the circumstances described above for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of such corporation’s jurisdiction of incorporation or tax residence, which change or amendment must occur subsequent to the date of the merger, consolidation, sale, conveyance or lease if the acquiring or resulting corporation is not incorporated or tax resident in Spain.
Form, Transfer, Payment and Paying Agents
     Unless otherwise indicated in the applicable prospectus supplement, each series of notes will be issued in registered form only, without coupons. There will not be any service charge for any transfer or exchange of notes payable to the issuer, but the issuer may require payment to cover any tax or other governmental charge payable and any other expenses (including the fees and expenses of the trustee) that may be imposed in that regard.
     Unless the applicable prospectus supplement provides otherwise, the principal, premium and interest on the notes of a particular series will be payable, and transfer or exchange of the notes will be registrable, at the corporate trust office of The Bank of New York Mellon, as paying agent and securities registrar under the applicable indenture. However, BBVA U.S. Senior or BBVA Subordinated Capital may elect to pay any interest by check mailed to the address of the entitled person as it appears in the security register at the close of business on the regular record date for the interest or by transfer to an account maintained by the payee with a bank located in the United States.
     Unless the applicable prospectus supplement provides otherwise, payment of interest on and any additional amounts with respect to a note on any interest payment date will be made to the person in whose name the note is registered at the close of business on the regular record date for the interest.
Global Certificates
     The issuers may issue the notes of a series in whole or in part in the form of one or more global certificates representing the notes. Unless otherwise stated in the applicable prospectus supplement, DTC will act as securities depository for the notes. Therefore, issuers will issue the notes only as registered securities registered in the name of Cede & Co. (DTC’s nominee) and will deposit with DTC one or more registered certificates representing in aggregate the total number of such notes.
     As long as DTC or its nominee is the registered holder of a global certificate representing notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global certificate for all purposes under the applicable indenture and the notes. Except as described below, owners of beneficial interests in a note represented by a global certificate will not be entitled to have the notes represented by such global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated notes (as defined below) and will not be considered the holders of such notes under the applicable indenture. Accordingly, each person owning a beneficial interest in a note represented by a global certificate must rely on the procedures of DTC and, if that person is not a participant in DTC, on the procedures of the participant in DTC through which the person owns its interest, to exercise any rights of a beneficial owner under the applicable indenture.

     Beneficial interests in notes of any series represented by a global certificate will be exchangeable for notes of such series represented by individual security certificates, or certificated notes, and registered in the name or names of owners of such beneficial interests as specified in instructions provided by DTC to the trustee only if:
•	DTC notifies the issuer that it is unwilling or unable to continue to act as depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the issuer within 60 days after the date of such written notice from DTC;

•	the issuer notifies the trustee in writing that it has elected to cause the issuance of definitive registered notes of such series; or

•	there shall have occurred and be continuing an Event of Default (as defined below) with respect to the notes of such series and the notes of such series.
Outstanding Notes
     In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver under the notes or the indentures or are present at a meeting of the Syndicate for quorum purposes, any note owned by the issuer, the Guarantor or any other obligor upon the notes or any affiliate of the issuer, the Guarantor or such other obligor (if any such notes are so owned), will be deemed not to be outstanding. In addition, the portion of the principal amount of an original issue discount note that will be outstanding will be the amount that would be declared due and payable as of the date of determination and, unless the applicable prospectus supplement provides otherwise, the principal amount of an indexed note that will be outstanding will be the principal face amount determined on the date of its original issuance.
Syndicate of Holders, Meetings, Modifications and Waivers
     Syndicate of Holders
     The Spanish Corporation Law (Ley de Sociedades Anónimas) requires that a syndicate (sindicato) of holders of notes be established in relation to each series of notes constituting all holders of notes of such series at any particular time (the “Syndicate”).
     Each Syndicate of each particular series is governed by its own regulations (the “Regulations”). The Regulations contain the rules governing the functioning of the Syndicate and the rules governing its relationship to the relevant issuer and are attached to the relevant Spanish public deed of issuance with respect to such series of notes. A form of the Regulations is attached to each indenture.
     As provided in the Regulations, each Syndicate will be represented by the commissioner (comisario) of the Syndicate (the “Commissioner”), who will be the chairman and the legal representative of the Syndicate and shall protect the common interest of the holders of the notes. The Bank of New York Mellon shall serve as Commissioner of the Syndicate of each series of notes until it resigns or is removed as trustee and a person shall have become successor trustee with respect to such series of notes under the applicable indenture. Thereafter, the Commissioner shall be such successor trustee.
     By purchasing a note, the holder of that note is also deemed to have agreed to membership in the Syndicate in respect of notes of such series and, if such holder purchased such note prior to the record date for the first meeting of the Syndicate, to have granted full power and authority to The Bank of New York Mellon with respect to notes of such series to act as its proxy to vote at the first meeting of the Syndicate of holders of notes of such series in favor of the ratification of the Regulations in respect of such Syndicate, the ratification of the designation and appointment of The Bank of New York Mellon as Commissioner of such Syndicate and the ratification of the actions of the Commissioner performed prior to such first meeting of the Syndicate. The Commissioner is the chairperson and the legal representative of the Syndicate.

     Meetings
     Holders of notes of each series shall meet in accordance with the Regulations. Except as otherwise provided under the relevant indenture, the Regulations governing the Syndicate of holders of notes of a series or the Trust Indenture Act, any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the relevant indenture to be given or taken by holders of notes of the relevant series shall be given or taken only by resolution duly adopted in accordance with the relevant indenture and the Regulations governing the Syndicate of holders of notes of the relevant series at a meeting of such Syndicate duly called and held in accordance with such Regulations, which resolution as so adopted is referred to as the “Act” of the holders. Any such meeting is expected to be held in the city where the Commissioner has its principal executive offices, which is currently New York, New York.
     Convening Meetings
     The indentures and the Regulations contain provisions for convening meetings of holders of each series of notes to consider matters affecting their interests. A meeting of holders of notes of a series may be called at the request of:
•	the Commissioner on the Commissioner’s own initiative or at the request of the applicable trustee or issuer; or

•	the Commissioner upon the request of holders of notes representing at least 5% of the outstanding aggregate principal amount of the notes of such series.
     Quorums
     Two-thirds in principal amount of the outstanding notes of the relevant series shall constitute a quorum for a meeting of the Syndicate of the holders of notes of that series, and if such a quorum is present or duly represented, all matters set forth in the relevant notice shall be voted on at such meeting. In the absence of a quorum, the meeting shall be adjourned for a period of not less than 30 days. A majority in principal amount of the outstanding notes of the relevant series shall constitute a quorum for any such reconvened meeting of the Syndicate of the holders of notes of that series, and if such a quorum is present, all matters set forth in the relevant notice shall be voted on at such meeting.
     Voting
     Voting at a meeting of the Syndicate shall be by written ballot and may be conducted by proxy. Resolutions may be adopted and decisions may be taken at a meeting of the Syndicate only by the affirmative vote of holders present or duly represented at such meeting of outstanding notes of the relevant series representing a majority of principal amount of the notes of such series outstanding on the applicable record date. Any resolution duly adopted or decision duly taken in accordance with the applicable Regulations at any meeting of the Syndicate of holders of notes of a series duly held in accordance with such Regulations shall be binding on all holders of outstanding notes of such series, whether or not such holders were present or represented at such meeting.
     Notwithstanding the above, any resolution of a Syndicate of holders of notes of a series with respect to any request, demand, authorization, direction, notice, consent or waiver which the relevant indenture or the Trust Indenture Act expressly provides must be made, given or taken by the holders of a specified percentage in principal amount of outstanding notes of a series, or by each holder of outstanding notes of the relevant series, as the case may be, may be adopted only by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding notes of the relevant series, or each holder of notes of the relevant series, as the case may be.
     Furthermore, notwithstanding any other provision of the Regulations applicable to notes of a series, nothing in the Regulations shall limit the rights of any holder of outstanding notes of such series to make any request, demand, authorization, direction, notice, consent or waiver individually or collectively outside the Syndicate of holders of notes of such series where the relevant indenture or the Trust Indenture Act expressly provides that such request, demand, authorization, direction, notice, consent or waiver may be made, given or taken individually or collectively outside such Syndicate, as the case may be, by holders of outstanding notes of the relevant series.

     Modification With Consent of Holders
     An issuer, the Guarantor (in each case, when authorized by or pursuant to a board resolution) and the applicable trustee may amend or modify the applicable indenture and may waive any future compliance with such indenture by the issuer or the Guarantor with the consent, as evidenced in an Act or Acts, of the holders of not less than a majority in principal amount of the outstanding notes of each series affected thereby voting as a class. However, the modification, amendment or waiver may not, without the consent or the affirmative vote of the holder of each note affected:
•	change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to, any note, or reduce the principal amount thereof or the rate of interest thereon (except that holders of not less than 75% in principal amount of outstanding notes of a series may consent by Act, on behalf of the holders of all of the outstanding notes of such series, to the postponement of the stated maturity of any installment of interest for a period not exceeding three years from the original stated maturity of such installment (which original stated maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment));

•	reduce the principal amount of, the rate of interest on, any additional amounts with respect to or any premium payable upon the redemption of such notes or otherwise;

•	change the obligation of the issuer or the Guarantor to pay additional amounts;

•	reduce the amount of the principal of an original issue discount note that would be due and payable upon a declaration of acceleration of the maturity of the note or the amount thereof provable in bankruptcy;

•	change the redemption provisions or adversely affect the right of repayment at the option of the holder;

•	change the place or currency of payment of principal, premium, interest or any additional amounts, except as described under “—Form, Transfer, Payment and Paying Agents”;

•	impair the right to take legal action to enforce the payment when due of principal of, premium, if any, or interest on or any additional amounts with respect to the notes;

•	reduce the percentage in principal amount of notes outstanding necessary to modify or amend the indenture or the terms and conditions of the notes or to waive a default under or compliance with any note or reduce the requirement for a quorum or voting;

•	modify the provisions governing modification of such indenture with the consent of holders or give waivers of past defaults, and the consequences of such defaults, except to increase the percentage of outstanding notes necessary to modify and amend such indenture or to give any such waiver and except to provide that additional provisions of such indenture cannot be modified or waived without the consent of each holder of notes affected thereby; or

•	change in any manner adverse to the interests of the holders of outstanding notes of any series the terms and conditions of the obligations of the issuers or the Guarantor in respect of the due and punctual payment of principal, premium or interest or sinking fund payments, including any additional amounts.
     The holders of a majority in aggregate principal amount of the outstanding notes of any series on behalf of the holders of all the notes of such series may, by Act, waive any past default under the indenture with respect to that series, except a default in payment of principal, premium, interest, or additional amounts or in the performance of certain covenants specified in the relevant indenture or a default with respect to a provision which cannot be modified or amended without the consent of each affected holder of outstanding notes of a particular series.
     Modification without Consent of Holders
     An issuer, the Guarantor (in each case, when authorized by or pursuant to a board resolution) and the applicable trustee may modify and amend the applicable indenture without the consent of the holders to:

•	evidence the succession of another entity to the issuer or the Guarantor, and the assumption by any such successor of the covenants of the issuer or the Guarantor in such indenture and in the notes or the notes guarantees;

•	add to covenants of the issuer or the Guarantor for the benefit of the holders of all or any series of notes or to surrender any right or power conferred upon the issuer or the Guarantor;

•	establish the form or terms of notes of any series;

•	provide for the appointment of a successor trustee;

•	cure any ambiguity or correct or supplement any defect or inconsistency in such indenture, or make any other provisions with respect to matters or questions arising under the relevant indenture which do not adversely affect the interests of the holders of notes of any series in any material respect;

•	add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of notes;

•	supplement any of the provisions of such indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of notes, provided such action does not adversely affect the interests of any holders of notes of such series or any other series in any material respect;

•	add any additional events of default for the benefit of the holders of all or any series of notes;

•	secure any notes; or

•	amend or supplement any provision of such indenture or any indenture supplement thereto, provided such actions will not materially adversely affect the interests of the holders of notes then outstanding.
Substitution of the Issuer
     The Guarantor or any controlled subsidiary of the Guarantor may assume the obligations of an issuer under the notes, subject to the prior consent of the Bank of Spain with respect to the subordinated notes, without the consent of the holders of the notes. Any notes so assumed, except if assumed by the Guarantor, will have the benefit of the related notes guarantees. In the event of an assumption of the obligations of an issuer by the Guarantor, the subordination provisions of the subordinated guarantees will apply to the subordinated notes so assumed and the subordination provisions of the subordinated notes will no longer apply. In the event of any assumption, additional amounts under the notes will be payable for taxes imposed by the jurisdiction of incorporation or tax residence of the assuming entity (subject to exceptions equivalent to those that apply to the obligation to pay additional amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain.
     Additional amounts for payments of interest or principal due prior to the date of the assumption will be payable only for taxes imposed by Spain. The Guarantor or the controlled subsidiary of the Guarantor that assumes the obligations of an issuer will also be entitled to redeem the notes in the circumstances described above under the section entitled “— Optional Tax Redemption” for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of the assuming entity’s jurisdiction of incorporation or tax residence, which change or amendment must occur subsequent to the date of such assumption if the assuming entity is not incorporated or tax resident in Spain. Upon such assumption, the applicable issuer will be released from all its obligations under the applicable notes and indentures.
     An assumption of the obligations of an issuer under the notes might be considered for U.S. federal income tax purposes to be an exchange by the holders of the notes for new notes, resulting in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Discharge, Defeasance and Covenant Defeasance
     An issuer or the Guarantor may discharge certain obligations to holders of any series of notes and related notes guarantees that have not already been delivered to the applicable trustee for cancellation and that have become due and payable, will become due and payable at their stated maturity within one year or, if redeemable at the option of the issuer, are to be called for redemption within one year, by depositing or causing to be deposited with the applicable trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such notes, including principal, interest, premium and any additional amounts to the date of such deposit (if such notes have become due and payable) or to the maturity date of such notes, as the case may be.
     An issuer or the Guarantor may also elect to have its obligations under the indenture discharged with respect to the outstanding notes of any series and related notes guarantees (“legal defeasance”). Legal defeasance means that the issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes of such series under the relevant indenture and that the Guarantor will be deemed to have satisfied all of its obligations under the relevant indenture and with respect to the notes guarantees related to such notes, except for:
•	the rights of holders of the outstanding notes to receive principal, interest, any premium and any additional amounts when due from the trust described below;

•	the obligations of the issuer or the Guarantor to issue temporary notes, register the transfer of notes, replace temporary or mutilated, destroyed, lost or stolen notes, pay additional amounts, maintain an office or agency for payment and hold money for payments in trust;

•	the rights, powers, trusts, duties and immunities of the applicable trustee; and

•	the defeasance provisions of the applicable indenture.
     In addition, an issuer or the Guarantor may elect to have its obligations released with respect to certain covenants in the indentures (“covenant defeasance”). Any omission to comply with any obligations so released will not constitute a default or an event of default with respect to the notes of any series.
     In order to exercise either legal defeasance or covenant defeasance with respect to outstanding notes of or within any series and the related notes guarantees:
•	the issuer or the Guarantor must irrevocably have deposited or caused to be deposited with the applicable trustee, in trust, money, in U.S. dollars or in the foreign currency in which such notes are payable at stated maturity, or U.S. government obligations or a combination of money and U.S. government obligations applicable to such notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay and discharge when due all of the principal, interest and any premium of such notes and any mandatory sinking fund or analogous payments thereon;

•	the legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which the issuer or the Guarantor is a party or by which it is bound;

•	no event of default or event which, with notice or lapse of time, or both, would become an event of default with respect to the outstanding notes of that series may have occurred and be continuing on the date of the establishment of such a trust, and in the case of legal defeasance, at any time during the period ending on the 91st day after such date;

•	the issuer or the Guarantor must have delivered to the applicable trustee an opinion of counsel of internationally recognized standing to the effect that the holders of such notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by the issuer, a Revenue Ruling published by the Internal Revenue

Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture;

•	the legal defeasance or covenant defeasance must not cause the applicable trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all relevant notes are in default within the meaning of such Act);

•	the legal defeasance or covenant defeasance must not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

•	in the case of the subordinated notes, BBVA Subordinated Capital or the Guarantor shall have delivered to the applicable trustee an opinion of counsel substantially to the effect that (i) the trust funds deposited to effect the legal defeasance or covenant defeasance will not be subject to any rights of holders of Issuer Senior Indebtedness or Guarantor Senior Indebtedness (each as defined below under “—Subordinated Notes and Subordinated Guarantees”), including those arising under the applicable subordination provisions of the subordinated indenture, and (ii) after the second anniversary following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of BBVA Subordinated Capital or the Guarantor, no opinion is given as to the effect of such laws on the trust funds except in certain limited circumstances set forth in the subordinated indenture.
     Unless otherwise provided in the applicable prospectus supplement, if, after an issuer or the Guarantor has deposited funds or U.S. government obligations to effect legal defeasance or covenant defeasance with respect to notes of any series,
•	the holder of a note of such series is entitled to elect and does elect to receive payment in a currency other than that in which such deposit has been made in respect of such note; or

•	a “conversion event” (as defined below) occurs in respect of the foreign currency in which such deposit has been made; then, the indebtedness represented by such note and the related notes guarantee shall be deemed to have been and will be fully discharged and satisfied through the payment of the principal of interest and any premium on such note as it becomes due out of the proceeds yielded by converting the amount or other property so deposited into the currency in which such note becomes payable as a result of such election or such conversion event based on the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, except, with respect to a conversion event, for such foreign currency in effect at the time of the conversion event.
     A “conversion event” means the cessation of use of (i) a foreign currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) the euro both within the European monetary system and for the settlement of transactions by public institutions of or within the EU.
     In the event the issuer or the Guarantor effects covenant defeasance with respect to any notes and such notes are declared due and payable because of the occurrence of any event of default, the amount in money and U.S. government obligations deposited in trust will be sufficient to pay amounts due on such notes at the time of their stated maturity. They may not, however, be sufficient to pay amounts due on such notes at the time of the acceleration resulting from such event of default. In this case, the issuer and the Guarantor will remain liable to make payment of such amounts due at the time of acceleration.
     The applicable prospectus supplement may further describe the provisions permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the notes of a particular series.

Notices
     All notices to holders of registered notes shall be validly given if mailed to them at their respective addresses in the register maintained by the applicable trustee. In addition, notice of any meeting of a Syndicate of holders of notes of a particular series shall be validly given if done in accordance with the Regulations of the Syndicate of holders of notes of such series.
The Trustee
     The Bank of New York Mellon, the trustee currently appointed pursuant to the indentures, is organized and exists under the laws of the State of New York and has its corporate trust office located at 101 Barclay Street, New York, NY 10286. Any trustee appointed pursuant to the senior indenture or the subordinated indenture shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.
     Subject to the provisions of the Trust Indenture Act, a trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby.
     The Guarantor and some of its subsidiaries maintain deposits with and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of business.
Successor Trustees
     Any trustee in respect of the notes of a series may resign or be removed by holders of a majority in principal amount of notes at any time, effective upon the acceptance by a successor trustee of the respective appointment. The indentures provide that any successor trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any of its states or territories or the District of Columbia and in good standing. No person shall accept its appointment hereunder as a successor trustee with respect to the notes of a series unless at the time of such acceptance such successor trustee shall be qualified and eligible under the relevant article of the relevant indenture and agree to thereby become Commissioner of the Syndicate of holders of notes of such series.
Repayment of Funds
     All monies paid by an issuer or the Guarantor to the applicable trustee or a paying agent for payment of principal, premium or interest and any additional amounts on any notes which remain unclaimed at the end of two years after that payment has been made will be repaid to the issuer or the Guarantor on issuer request in proportion to their respective payments of the monies which remain unclaimed, and all liability of the applicable trustee or the paying agent related to it will cease, and, if permitted by law, the holder of the applicable note will look only to the issuer or the Guarantor for payment as its general unsecured creditor.
Prescription
     All claims against an issuer or the Guarantor for payment of principal or interest, including additional amounts, on or for the notes will become void unless made within ten years, in the case of principal, and five years, in the case of interest, including additional amounts, from the later of the date on which that payment first became due and the date on which the full amount was received by the trustee.
Governing Law
     The notes and the indentures will be governed by and construed under the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the issuers and the Guarantor of the indentures and the notes, certain provisions of the notes and the indentures related to the establishment of a Syndicate and the appointment of a Commissioner, certain provisions of the indentures related to the execution and delivery of the notes guarantees and certain provisions of the subordinated notes and the subordinated indenture related to the subordination of the subordinated notes and the subordinated guarantees shall be governed by and construed in accordance with Spanish law. The notes guarantees will be governed by and construed in accordance with Spanish law. The Regulations of each Syndicate and the duties of and all matters relating to the Commissioner shall be governed by and construed in accordance with Spanish law.
Senior Notes and Senior Guarantees
     The senior notes will be direct, unconditional and unsecured indebtedness of BBVA U.S. Senior and will rank pari passu with all other unsubordinated and unsecured indebtedness of BBVA U.S. Senior, but in the case of insolvency, only to the extent permitted by creditor’s rights. The senior guarantees will constitute direct, unconditional, unsubordinated and unsecured obligations of the Guarantor and will at all times rank pari passu among themselves and pari passu with all other unsubordinated and unsecured indebtedness of the Guarantor, but in the case of insolvency, only to the extent permitted by creditor’s rights.
     The Guarantor will unconditionally and irrevocably guarantee the due and punctual payment of any principal of and premium, if any, and interest on the senior notes, payments to sinking funds, if applicable, and additional amounts or any other amounts of whatever nature which may become payable under the senior notes or the senior indenture. If the Guarantor experiences bankruptcy proceedings, the rights and claims of holders under the senior guarantees will, under Spanish law, rank equally with all other unsubordinated and unsecured indebtedness.
     The senior guarantees will remain in effect until the entire principal and interest on the related senior notes have been paid in full under the provisions of the senior notes, senior guarantees and senior indenture, or until the Guarantor and BBVA U.S. Senior’s obligations under the senior notes have been satisfied in accordance with the provisions of the senior notes, the senior guarantees and the senior indenture.
     Holders of senior notes may proceed directly against the Guarantor in case of a default under the senior notes without first proceeding against BBVA U.S. Senior.
     Events of Default
     “Event of Default”, wherever used below with respect to senior notes of any series, means any one of the following events, unless such event is specifically deleted or modified in or pursuant to supplemental indentures or Board resolutions creating a particular series of senior notes or in the officers’ certificate for such series:
•	default by BBVA U.S. Senior, or the Guarantor pursuant to the applicable senior guarantees, in the payment of the principal of any senior note of such series when due and payable at its maturity and such default is not remedied within 14 days;

•	default by BBVA U.S. Senior, or the Guarantor pursuant to the applicable senior guarantee, in the payment of any interest on or any additional amounts payable in respect of any senior note of such series when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 21 days;

•	default by BBVA U.S. Senior, or the Guarantor pursuant to the applicable senior guarantee, in the payment of any premium or deposit of any sinking fund payment, when and as due by the terms of a senior note of such series and such default is not remedied in 30 days;

•	default in the performance or breach of certain covenants or warranties of BBVA U.S. Senior in the senior indenture or the senior notes, or the Guarantor in the senior indenture or the related senior guarantees, and continuance of such breach or default for a period of 30 days after there has been given, by registered or certified mail, to BBVA U.S. Senior and the Guarantor by the trustee or to BBVA U.S. Senior, the Guarantor and the trustee by any holder or the holders of any outstanding senior notes of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the senior indenture;

•	any capital markets indebtedness (as defined in the senior indenture) of either BBVA U.S. Senior or the Guarantor individually where the principal amount of such capital markets indebtedness is in any case in excess of $50,000,000 (or its equivalent in another currency or other currencies) or any guarantee by BBVA U.S. Senior or the Guarantor of any capital markets indebtedness of any other person is not (in the case of capital markets indebtedness) paid when due (after the longer of 30 days after the due date and any applicable grace period therefor) or becomes prematurely due and payable following a default on the part of BBVA U.S. Senior or the Guarantor or otherwise in respect of such capital markets indebtedness, or (in the case of a guarantee) is not honored when due (after the longer of 30 days after the due date and any applicable grace period therefor);

•	an order of any competent court or administrative agency is made or any resolution is passed by BBVA U.S. Senior for the winding-up or dissolution of BBVA U.S. Senior (other than for the purpose of an amalgamation, merger or reconstruction approved by an Act of the holders relating to such series);

•	an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against the Guarantor or an order is made or a resolution is passed for the dissolution or winding up of the Guarantor, except in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act of the holders relating to such series, or where the entity resulting from any such reconstruction or merger or amalgamation is a financial institution (entidad de crédito according to article 1-2 of Real Decreto Legislativo 1298/1986 dated 28 June 1986, as amended and restated) and will have a rating for long-term senior debt assigned by Standard & Poor’s Rating Services, Moody’s Investors Services or Fitch Ratings Ltd equivalent to or higher than the rating for long-term senior debt of the Guarantor immediately prior to such reconstruction or merger or amalgamation;

•	BBVA U.S. Senior or the Guarantor is adjudicated or found bankrupt or insolvent, or any order of any competent court or administrative agency is made for, or any resolution is passed by BBVA U.S Senior or the Guarantor to apply for, judicial composition proceedings with its creditors or for the appointment of a receiver or trustee or other similar official in insolvency proceedings in relation to BBVA U.S. Senior or the Guarantor or of a substantial part of the assets of either of them (unless in the case of an order for a temporary appointment, such appointment is discharged within 30 days);

•	BBVA U.S. Senior or the Guarantor stops payment of its debts generally;

•	BBVA U.S. Senior (except for the purpose of an amalgamation, merger or reconstruction approved by an Act of the holders relating to such series) or the Guarantor (except for the purpose of an amalgamation, merger or reconstruction approved by an Act of the holders relating to such series, or where the entity resulting from any such amalgamation, merger or reconstruction will have a rating for long-term senior debt assigned by Standard & Poor’s Rating Services, Moody’s Investor Services or Fitch Ratings Ltd equivalent to or higher than the rating for long-term senior debt of the Guarantor immediately prior to such amalgamation, merger or reconstruction) ceases or threatens to cease to carry on the whole or substantially the whole of its business;

•	a holder of a security interest takes possession of the whole or any substantial part of the assets or business of BBVA U.S. Senior or the Guarantor or an application is made for the appointment of an administrative or other receiver, manager, administrator or similar official in relation to BBVA U.S. Senior or the Guarantor or in relation to the whole or any substantial part of the business or assets of BBVA U.S. Senior or the Guarantor, or a distress or execution is levied or enforced upon or sued out against any substantial part of the business or assets of BBVA U.S. Senior or the Guarantor and is not discharged within 30 days; or

•	the senior guarantees with respect to senior notes of such series cease to be, or are claimed by the Guarantor not to be, in full force and effect.
     For the purpose of the above definition, a report by the external auditors from time to time of the issuer or the Guarantor, as the case may be, as to whether any part of the business or assets of the issuer or the Guarantor is “substantial” shall, in the absence of manifest error, be conclusive.

     If an Event of Default with respect to the senior notes of any series at the time outstanding occurs and is continuing, then the applicable trustee, acting pursuant to an Act (as defined in the senior indenture) of the holders of the senior notes of the relevant series, with respect to all outstanding senior notes of such series, or the holder of any outstanding senior note of the relevant series, with respect to such senior note held by such holder, may declare the principal, or such lesser amount as may be provided for in the senior notes of such series, of such senior notes or senior note, as the case may be, to be due and payable immediately in accordance with the terms of the senior indenture.
     At any time after such a declaration of acceleration with respect to the senior notes or a senior note, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable trustee as provided in the senior indenture, the holders of not less than a majority in principal amount of the outstanding senior notes of such series may, by Act (as defined in the senior indenture) rescind and annul such declaration and its consequences if:
1.	BBVA U.S. Senior or the Guarantor has paid or deposited with the applicable trustee a sum of money sufficient to pay:
     (A) all overdue installments of any interest on and additional amounts with respect to all senior notes of such series;
     (B) the principal of and any premium on any senior notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such senior notes;
     (C) to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such senior notes; and
     (D) all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel and all other amounts due to the applicable trustee under the senior indenture; and
2.	all Events of Default with respect to senior notes of such series, other than the non-payment of the principal of and any premium and interest on, and any additional amounts with respect to senior notes of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the senior indenture.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     Subject to payment of the applicable trustee’s fees and expenses, the holders of not less than a majority in principal amount of the outstanding senior notes of any series on behalf of the holders of all the senior notes of such series may, by Act (as defined in the senior indenture) waive any past Event of Default under the senior indenture with respect to such series and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any senior note of such series or a covenant or provision of the senior indenture that cannot be modified or amended without the consent of each holder of outstanding senior notes of such series.
     No holder of any of the senior notes of any series has the right to institute any proceeding, judicial or otherwise, with respect to the senior indenture or any remedy thereunder, unless (i) such holder has previously given written notice to the applicable trustee of a continuing Event of Default with respect to the senior notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding senior notes of such series have made written request to the applicable trustee to institute proceedings in respect of such Event of Default as trustee under the senior indenture with respect to such series of senior notes and such holder or holders have offered to the applicable trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the applicable trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the applicable trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding senior notes of such series.
     Such limitations described above do not, however, apply to the right of each holder, which is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the senior indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, his or her senior note or notes on or after the respective maturity or maturities therefor specified in such senior notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of such holder if provided in or pursuant to the applicable senior indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding senior notes of a series may consent by Act (as defined in the senior indenture) on behalf of the holders of all outstanding senior notes of such series, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).
     Within 90 days after the occurrence of any default under the senior indenture known to the applicable trustee with respect to the senior notes of any series, such trustee shall transmit by mail to all holders of senior notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts with respect to, any senior note of such series, such trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of senior notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to senior notes of such series.
Subordinated Notes and Subordinated Guarantees
     As used in this section:
     “Issuer Senior Indebtedness” means Senior Indebtedness of BBVA Subordinated Capital.
     “Guarantor Senior Indebtedness” means Senior Indebtedness of the Guarantor.
     “Senior Indebtedness” means, with respect to any person, all rights and claims, whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of indebtedness or obligations represented by such rights and claims, (i) of privileged creditors (acreedores privilegiados), unsecured and unsubordinated creditors (acreedores comunes) and insolvency estate creditors (acreedores contra la masa) of such person, as determined in accordance with the Insolvency Law (as defined below); or (ii) if such Insolvency Law is no longer in effect, all of such rights and claims of all creditors of such person, unless in any such case the instrument by which the indebtedness or obligations represented by such rights and claims are created, incurred, assumed or guaranteed by such person, or are evidenced, provides that they are subordinate, or are not superior, in right of payment to the subordinated notes.
     Subordination of Subordinated Notes
     BBVA Subordinated Capital’s obligations under the subordinated notes, whether on account of principal, interest or otherwise, will constitute direct, unconditional and subordinated obligations. If and to the extent that there is a deficiency in any payment in respect of the subordinated notes and such deficiency is not remedied as a result of a demand for payment under the subordinated guarantee (but without prejudice to the subordinated status of the subordinated guarantee pursuant to the subordinated guarantee) the claims of the holders in respect of such deficiency will, in the event of insolvency (concurso) of BBVA Subordinated Capital (under Spanish law 22/2003 of 9 June, as amended from time to time (the “Insolvency Law”)) or any voluntary or mandatory liquidation of BBVA Subordinated Capital or similar procedure, fall within the category of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) and will rank in right of payment after Issuer Senior Indebtedness (as defined above) and will at all times rank pari passu among themselves and pari passu with all other present and future subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA Subordinated Capital, except for certain subordinated obligations prescribed by law and subordinated obligations which are expressed to rank junior to the subordinated notes. Accordingly, no amount shall be payable by BBVA Subordinated Capital to the holders of subordinated notes in respect of such deficiency until the claims with respect to all Issuer Senior Indebtedness (other than as aforesaid) admitted in the insolvency (concurso) of BBVA Subordinated Capital under the Insolvency Law or any voluntary or mandatory liquidation of BBVA Subordinated Capital or similar procedure have been satisfied pursuant to the laws of Spain and any amounts in respect of such deficiency thereafter paid to the applicable trustee will be pari passu with the amounts payable with respect to subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA Subordinated Capital in the insolvency (concurso) of BBVA Subordinated Capital under the Insolvency Law or any voluntary or mandatory liquidation of BBVA Subordinated Capital or similar procedure and shall be held by the applicable trustee in trust to apply the same:
(i)	first, in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the applicable trustee in or about the execution of the trusts of these presents and any unpaid remuneration of such trustee;

(ii)	second, in payment or satisfaction of claims related to Issuer Senior Indebtedness that have been belatedly or inaccurately communicated to the insolvency administrator or which, by administrative order or decision, are deemed to be included in those claims that have been belatedly or inaccurately communicated to the insolvency administrator;

(iii)	third, in payment or satisfaction of contractually subordinated payments of principal on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA Subordinated Capital (including any payments in respect of principal of the subordinated notes) and any other payments in respect of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA Subordinated Capital other than payments set forth in paragraph (iv) below;

(iv)	fourth, in payment or satisfaction of payments of interest, including additional amounts, if any, and interest, if any, on such interest due on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA Subordinated Capital (including any payments in respect of interest and additional amounts, if any, on the subordinated notes) (excluding interest on secured indebtedness to the extent secured);

(v)	fifth, in payment or satisfaction of fines or any other monetary penalties or sanctions;

(vi)	sixth, in payment or satisfaction of claims of creditors which are related to the BBVA Subordinated Capital as set forth in article 93 of the Insolvency Law;

(vii)	seventh, in payment or satisfaction of indebtedness arising from transactions set aside by the Spanish court overseeing the insolvency proceeding (rescisión concursal) and in respect of which such court has determined that the relevant creditor has acted in bad faith; and

(viii)	eighth, in payment of claims arising from contracts with reciprocal obligations as referred to in articles 61, 62 and 69 of the Insolvency Law, wherever the court rules, prior to the administrators’ report of insolvency (administración concursal) that the creditor repeatedly impedes the fulfillment of the contract against the interest of the insolvency.
     The consolidation of BBVA Subordinated Capital with, or the merger of BBVA Subordinated Capital into, or the conveyance, transfer or lease by BBVA Subordinated Capital of its properties and assets substantially as an entirety to, another person upon the terms and conditions set forth in the subordinated indenture, or the liquidation or dissolution of BBVA Subordinated Capital following any such conveyance or transfer, shall not be deemed an event of insolvency (concurso) (under the Insolvency Law) or the voluntary or mandatory liquidation or similar procedure of BBVA Subordinated Capital for the purposes of the description above if the person formed by such consolidation or into which BBVA Subordinated Capital is merged or the person that acquires by conveyance, transfer or lease of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in the subordinated indenture.

     Nothing contained in the subordinated indenture or in any of the subordinated notes will affect the obligation of BBVA Subordinated Capital to make, or prevent BBVA Subordinated Capital from making, at any time except as provided above, payments of principal of (or premium, if any) or interest, if any, on the subordinated notes or on account of the purchase or other acquisition of subordinated notes or prevent the application by the applicable trustee of any moneys deposited with it under the subordinated indenture to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the subordinated notes, unless such trustee shall have received written notice of any event prohibiting the making of such payment.
     Any renewal or extension of the time of payment of any Issuer Senior Indebtedness or the exercise by the holders of Issuer Senior Indebtedness of any of their rights under any instrument creating or evidencing Issuer Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the subordinated notes or the applicable trustee.
     No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Issuer Senior Indebtedness is outstanding or of such Issuer Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, will in any way alter or affect any of the subordination provisions of the subordinated indenture or of the subordinated notes relating to the subordination thereof.
     Each holder of subordinated notes by his or her acceptance thereof authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the subordinated notes as provided in the subordinated indenture and as summarized herein and appoints the applicable trustee his attorney-in-fact for any and all such purposes.
     The applicable trustee’s claims under the subordinated indenture are not subordinated.
     Subordination of Subordinated Guarantees
     The payment of principal and interest or any other amounts as specified in the applicable prospectus supplement and in the subordinated indenture in respect of the subordinated notes has been fully, irrevocably and unconditionally guaranteed, on a subordinated basis, by the Guarantor pursuant to the subordinated guarantees. The obligations of the Guarantor under the subordinated guarantees constitute direct, unsecured and subordinated obligations of the Guarantor. In the event of insolvency (concurso) of the Guarantor under the Insolvency Law or any voluntary or mandatory Guarantor liquidation or similar procedure, claims by holders of subordinated guarantees against the Guarantor will fall within the category of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) and will rank in right of payment after Guarantor Senior Indebtedness and will at all times rank pari passu among themselves and pari passu with all other present and future subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor, except for certain subordinated obligations prescribed by law and subordinated obligations which are expressed to rank junior to the subordinated guarantees. Accordingly, no amount shall be payable by the Guarantor to the Holders in respect of the subordinated guarantees until the claims with respect to all Guarantor Senior Indebtedness admitted in the insolvency (concurso) of the Guarantor under the Insolvency Law or any voluntary or mandatory Guarantor liquidation or similar procedure have been satisfied pursuant to the laws of Spain.
     After payment in full of all Guarantor Senior Indebtedness but before distributions to shareholders, under article 92 of the Insolvency Law, the Guarantor will pay or satisfy subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor in the following order and pro rata within each class: (i) claims related to Guarantor Senior Indebtedness that have been belatedly or inaccurately communicated to the insolvency administrator or which, by administrative order or decision, are deemed to be included in those claims that have been belatedly or inaccurately communicated to the insolvency administrator; (ii) contractually subordinated payments of principal on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor (including any payments in respect of principal of the subordinated notes due under the subordinated guarantees) and any other payments in respect of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor other than payments set forth in subparagraph (iii) of this paragraph; (iii) payments of interest, including additional amounts, if any, and interest, if any, on such interest due on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Guarantor (including any payments in respect of interest and Additional Amounts, if any, on the subordinated notes due under the subordinated guarantees) (excluding interest on secured indebtedness to the extent secured); (iv) fines or any other monetary penalties or sanctions; (v) claims of creditors which are related to the Guarantor as set forth in article 93 of the Insolvency Law; and (vi) indebtedness arising from transactions set aside by the Spanish court overseeing the insolvency proceeding (rescisión concursal) and in respect of which such court has determined that the relevant creditor has acted in bad faith.
     The Guarantor in the subordinated guarantees agrees and each holder of subordinated notes, by his or her acceptance of a subordinated notes guarantee will be deemed to have agreed to the above described subordination of the subordinated guarantee. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the subordinated guarantee. In addition, each holder of subordinated notes by his or her acceptance thereof authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the subordinated guarantees as provided in subordinated indenture and as summarized herein and appoints the applicable trustee his attorney-in-fact for any and all such purposes.
     Any renewal or extension of the time of payment of any Guarantor Senior Indebtedness or the exercise by the holders of Guarantor Senior Indebtedness of any of their rights under any instrument creating or evidencing Guarantor Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the subordinated notes or the applicable trustee.
     No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Guarantor Senior Indebtedness is outstanding or of such Guarantor Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, will in any way alter or affect any of the subordination provisions of the subordinated indenture or of the subordinated notes relating to the subordination thereof.
     Events of Default
     “Event of Default”, wherever used below with respect to subordinated notes of any series, means any one of the following events, unless such event is specifically deleted or modified in or pursuant to supplemental indentures or Board resolutions creating a particular series of subordinated notes or in the officers’ certificate for such series:
•	an order of any competent court or administrative agency is made or any resolution is passed by BBVA Subordinated Capital for the winding-up or dissolution of BBVA Subordinated Capital (other than for the purpose of an amalgamation, merger or reconstruction approved by an Act (as defined in the subordinated indenture) of the holders relating to such series);

•	an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against the Guarantor or an order is made or a resolution is passed for the dissolution or winding up of the Guarantor, except in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act (as defined in the subordinated indenture) of the holders relating to such series, or where the entity resulting from any such reconstruction or merger or amalgamation is a financial institution (entidad de crédito according to article 1-2 of Real Decreto Legislativo 1298/1986 dated 28 June 1986, as amended and restated) and will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd equivalent to or higher than the rating for long-term senior debt of the Guarantor immediately prior to such reconstruction or merger or amalgamation; or

•	any other Event of Default that may be specified pursuant to the subordinated indenture.
     If an Event of Default with respect to the subordinated notes of any series at the time outstanding occurs and is continuing, then the applicable trustee, acting pursuant to an Act (as defined in the subordinated indenture) of the holders of the subordinated notes of the relevant series, with respect to all outstanding subordinated notes of such series, or the holder of any outstanding subordinated note of the relevant series, with respect to such subordinated note held by such holder, may declare the principal, or such lesser amount as may be provided for in the subordinated notes of such series, of such subordinated notes or subordinated notes, as the case may be, to be due and payable immediately in accordance with the terms of the subordinated indenture.
     At any time after such a declaration of acceleration with respect to the subordinated notes or a subordinated note, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable trustee as provided in the subordinated indenture, the holders of not less than a majority in principal amount of the outstanding subordinated notes of such series may, by Act (as defined in the subordinated indenture), rescind and annul such declaration and its consequences if:
     1. BBVA Subordinated Capital or the Guarantor has paid or deposited with the applicable trustee a sum of money sufficient to pay:
(A) all overdue installments of any interest on and additional amounts with respect to all subordinated notes of such series;
(B) the principal of and any premium on any subordinated notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such subordinated notes;
(C) to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such subordinated notes; and
(D) all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the applicable trustee under the subordinated indenture; and
     2. all Events of Default with respect to subordinated notes of such series, other than the non-payment of the principal of and any premium and interest on, and any additional amounts with respect to subordinated notes of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the subordinated indenture.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     Subject to payment of the applicable trustee’s fees and expenses, the holders of not less than a majority in principal amount of the outstanding subordinated notes of any series on behalf of the holders of all the subordinated notes of such series may, by Act (as defined in the subordinated indenture), waive any past Event of Default under the subordinated indenture with respect to such series and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any subordinated note of such series or in respect of a covenant or provision of the subordinated indenture that cannot be modified or amended without the consent of the holder of each outstanding subordinated note of such series affected.
     No holder of any of the subordinated notes of any series has the right to institute any proceeding, judicial or otherwise, with respect to the subordinated indenture or any remedy thereunder, unless (i) such holder has previously given written notice to the applicable trustee of a continuing Event of Default with respect to the subordinated notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding subordinated notes of such series have made written request to the applicable trustee to institute proceedings in respect of such Event of Default as trustee under the subordinated indenture with respect to such series of subordinated notes and such holder or holders have offered to the applicable trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the applicable trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the applicable trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding subordinated notes of such series.

     Such limitations described above do not, however, apply to the right of each holder, which is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the subordinated indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, his or her subordinated note or notes on or after the respective maturity or maturities therefor specified in such subordinated notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of such holder if provided in or pursuant to the applicable subordinated indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding subordinated notes of a series may consent by Act (as defined in the subordinated indenture), on behalf of the holders of all outstanding subordinated notes of such series, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).
     Within 90 days after the occurrence of any default under the subordinated indenture known to the applicable trustee with respect to the subordinated notes of any series, such trustee shall transmit by mail to all holders of subordinated notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts with respect to, any subordinated note of such series, such trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of subordinated notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to subordinated notes of such series.
Subrogation
     Holders of the subordinated notes will have no rights of subrogation in respect of any payments or distributions made to holders of any Issuer Senior Indebtedness as a result of the subordination provisions of the subordinated notes.
Perpetual Subordinated Debt
     Neither BBVA U.S. Senior nor BBVA Subordinated Capital may issue subordinated notes that do not have a stated maturity or which may otherwise be treated as equity for U.S. federal income tax purposes.

SPANISH TAX CONSIDERATIONS
     The following is a summary of the material Spanish tax consequences of the acquisition, ownership and disposition of BBVA ordinary shares, ADSs, BBVA U.S. Senior notes and BBVA Subordinated Capital subordinated notes by U.S. Residents (as defined below). This summary is not a complete analysis or listing of all the possible tax consequences of such transactions and does not address all tax considerations that may be relevant to all categories of potential purchasers, some of whom may be subject to special rules. In particular, this tax section does not address the Spanish tax consequences applicable to “look-through” entities (such as trusts or estates) that may be subject to the tax regime applicable to such non-Spanish entities under the Spanish Non-Resident Income Tax Law.
     Accordingly, prospective investors should consult their own tax advisors as to the tax consequences of their purchase, ownership and disposition of BBVA ordinary shares or ADSs, BBVA U.S. Senior senior notes and BBVA Subordinated Capital subordinated notes including the effect of tax laws of any other jurisdiction, based on their particular circumstances.
     As used herein, the following terms have the following meanings:
(i)	The “Treaty” means the Convention between the United States and Spain for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, together with the related Protocol, both signed February 22, 1990.

(ii)	A “U.S. Resident” means a U.S. Holder (as defined below under “U.S. Tax Considerations”) that is a resident of the United States for purposes of the Treaty and entitled to the benefits of the Treaty and whose holding is not effectively connected with a permanent establishment (as defined by the Treaty) in Spain through which such holder carries on or has carried on business or with a fixed base in Spain from which such holder performs or has performed independent personal services.
     For purposes of Spanish law and the Treaty, an owner of BBVA ADSs will generally be treated as the owner of the BBVA ordinary shares underlying the ADSs. Holders of BBVA ordinary shares, or ADSs, BBVA U.S. Senior senior notes or BBVA Subordinated Capital subordinated notes who are not U.S. Residents should consult their own tax advisors, particularly as to the applicability of any Double Tax Treaty referred to as a “DTT.”
     The statements regarding Spanish tax laws set out below are based on interpretations of those laws as in force on the date of this document and are subject to any change in such law that may take effect after such date. Such statements also assume that each obligation in the deposit agreement and any related agreement will be performed in full accordance with their terms.
BBVA Ordinary Shares or ADSs
     1. Taxation of Dividends
     Under Spanish law, dividends paid by a Spanish resident company to a non-Spanish resident holder of BBVA ordinary shares or ADSs are subject to the Spanish Non-Resident Income Tax, referred to as the “NRIT,” approved by Royal Decree Legislative 5/2004 of March 5, (“NRIT Law”), and therefore a 19% withholding tax is currently applied on the gross amount of dividends.
     However, under the Treaty, a U.S. Resident is entitled to the Treaty-reduced rate of 15%, as a general rule, or 10% if the U.S. Resident is a corporation which owns more than 25% of the voting rights of the ordinary shares of BBVA.
     In practice, on any dividend payment date, U.S. Residents will be subject to a withholding of 19% of the gross amount of dividends. However, U.S. Residents will be entitled to a refund of the amount withheld in excess of the Treaty-reduced rate, according to the procedure set forth by the Spanish legislation. To benefit from the Treaty reduced rate, a U.S. Resident must provide to BBVA or to the Spanish resident depositary, if any, through which its ordinary shares are held, a certificate from the U.S. Internal Revenue Service (“IRS”) on Form 6166 stating that, to its best knowledge, such holder is a U.S. Resident within the meaning of the Treaty. The IRS certificate of residence is valid for a period of one year from the date of issuance. The issuance of Form 6166 by the IRS may be subject to substantial delay.
     The Bank of New York Mellon, unless otherwise indicated in the applicable prospectus supplement, has arranged a procedure by which a holder of BBVA ADSs may receive both the dividend payment (net of the withholding of 19% of the gross amount of dividends) and the tax relief of 4% under the Treaty on the same dividend payment date by following the procedures specified by the Bank of New York Mellon. Holders of BBVA ADSs who do not receive their refund through The Bank of New York Mellon may use the “Quick Refund” process described below to receive the refund the next month after the dividend record date. See “— Quick Refund Process.”
     Notwithstanding the above, according to the NRIT Law, individuals with tax residency in an EU country or in other countries with which there is an actual exchange of tax information, pursuant to Additional Provision no. 1 of Law 36/2006, of November 29, 2006 (including the US) may benefit from a NRIT exemption up to an annual amount of €1,500 on their Spanish sourced dividend income. For the purposes of applying this exemption, BBVA has to deduct withholding taxes on the gross amount of dividends paid and the holders entitled to this exemption will have to seek a refund of such withholding taxes from the Spanish Tax Authorities.
     Quick Refund Process
     Under the standard procedure agreed to between The Bank of New York Mellon and its Spanish resident depositary, unless otherwise indicated in the applicable prospectus supplement, holders of BBVA ADSs claiming tax relief through the “Quick Refund” process must submit their valid IRS certificate of residence by the last day of the month in which the record date for receipt of the relevant dividend occurs.
     The IRS certificate of residence will then be provided to the Spanish depositary before the fifth day following the end of the month in which the dividend record date occurs. Otherwise, the U.S. Resident may afterwards obtain a refund of the amount withheld in excess of the Treaty-reduced rate, directly from the Spanish tax authorities, following the standard refund procedure established by Spanish regulations. See “— Spanish Refund Procedure” below.
     Spanish Refund Procedure
     According to Spanish regulations on the NRIT, approved by Royal Decree 1776/2004, dated July 30, 2004, a refund for the amount withheld in excess of the Treaty-reduced rate can be obtained from the relevant Spanish tax authorities. To pursue the refund claim, the U.S. Resident is required to file:
•	The corresponding Spanish tax form (currently, Form 210);

•	The IRS certificate of residence referred to above under “— Taxation of Dividends;” and

•	A certificate evidencing Spanish Non-Resident Income Tax withheld regarding the dividends, which may generally be obtained from the U.S. resident’s broker.
     2. Taxation of Capital Gains
     Capital gains realized by U.S. Residents from the disposition of BBVA ordinary shares or ADSs will not be taxed in Spain, if (i) the seller has not maintained a direct or indirect holding of at least 25% of the BBVA ordinary shares outstanding during the twelve months preceding the disposition of the shares, and (ii) the gain is not obtained through a country or territory defined as a tax haven under applicable Spanish regulations.
     Additionally, capital gains derived from the transfer of BBVA ordinary shares in an official Spanish secondary stock market by any holder who is resident in a country that has entered into a DTT with Spain containing an exchange of information clause (including the Treaty), will be exempt from taxation in Spain. This exemption is not applicable to capital gains obtained by a U.S. Resident through a country or territory defined as a tax haven under applicable Spanish regulations.

     Where the abovementioned exemption applies, the seller will be obliged to file with the Spanish tax authorities the corresponding tax Form 210 together with the certificate of tax residence issued by the tax authorities of the country of residence, within the meaning of a DTT, evidencing its entitlement to the exemption. In the case of U.S. Residents, it will be necessary to provide to the Spanish tax authorities an IRS certificate of United States residence on IRS Form 6166.
     3. Spanish Wealth Tax
     Law 4/2008 has amended Law 19/1991 introducing a credit of 100% over the tax due and removing the obligation to file Wealth Tax declarations from January 1, 2008.
     4. Spanish Inheritance and Gift Taxes
     Unless otherwise provided under an applicable DTT (and the United States and Spain have not entered into such DTT), transfers of BBVA ordinary shares upon death or by gift to individuals not resident in Spain are subject to Spanish Inheritance and Gift Tax (Law 29/1987), if the BBVA ordinary shares or ADSs are located in Spain or the rights attached to such ordinary shares or ADSs are exercisable in Spain, regardless of the residence of the heir or the beneficiary. In this regard, the Spanish tax authorities may argue that all BBVA ordinary shares and all ADSs are located in Spain for Spanish tax purposes. If such a view were to prevail, non-resident holders in Spain who inherit or receive a gift of BBVA ordinary shares or ADSs would be subject to tax at an effective tax rate that depends on all relevant factors and that ranges between 0% and 81.6% for individuals. Gifts granted to non-Spanish resident corporations will be generally subject to Spanish NRIT as capital gains, subject to the exemptions referred to above under section “— Taxation of Capital Gains.”
     5. Spanish Transfer Tax
     Transfers of BBVA ordinary shares or ADSs will be exempt from Spanish transfer tax or value-added tax. Additionally, no Spanish Stamp Duty will be levied on the subscription for, acquisition of or transfer of BBVA ordinary shares or ADSs.
Preferred Securities and BBVA Rights to Subscribe for Ordinary Shares
     The material Spanish tax consequences of the acquisition, ownership and disposition of Preferred Securities or rights to subscribe for BBVA shares will be described in the applicable prospectus supplement.
Senior Notes and Subordinated Notes
     References in this section to holders of senior notes or subordinated notes, as the case may be (hereinafter, the relevant securities) include the owners of a beneficial interest in the relevant securities, or beneficial owners, of the relevant securities. The statements regarding Spanish law and practice set forth below assume that the relevant securities will be issued, and transfers thereof will be made, in accordance with the Spanish law.
     Introduction
     This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this prospectus and is subject to amendment in subsequent prospectus supplements:
(a)	of general application, Second Additional Provision of Law 13/1985, of May 25 on investment ratios, own funds and information obligations of financial intermediaries. Consideration has also been given to Royal Decree 1065/2007, of July 27;

(b)	for individuals resident for tax purposes in Spain which are subject to the Individual Income Tax (“IIT”), Law 35/2006 of November 28, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Net Wealth Tax Law, and Royal Decree 439/2007, of March 30 promulgating the IIT Regulations, along with Law 29/1987, of December 18 on Inheritance and Gift Tax;

(c)	for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Royal Legislative Decree 4/2004, of March 5 promulgating the Consolidated Text of the CIT Law, and Royal Decree 1777/2004, of July 30 promulgating the CIT Regulations; and

(d)	for individuals and entities who are not resident for tax purposes in Spain which are subject to (“NRIT”), and Royal Decree 1776/2004, of July 30 promulgating the NRIT Regulations, along with Law 29/1987, of December 18 on Inheritance and Gift Tax.
     Whatever the nature and residence of the holders of relevant securities, the acquisition and transfer of the relevant securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of September 24 and exempt from Value Added Tax, in accordance with Law 37/1992, of December 28 regulating such tax.
     1. Tax Rules for Senior Notes and Subordinated Notes Listed on an Organized Market in an OECD Country
     The following summary assumes that the relevant securities will be listed on an organized market in an OECD country.
     1(a). Individuals with Tax Residency in Spain
     Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)
     Both distributions and interest periodically received and income derived from the transfer, redemption or repayment of the relevant securities constitute a return on investment obtained from the transfer of a person’s own capital to third parties in accordance with the provisions of Section 25.2 of the IIT Law, and must be included in the investor’s IIT savings taxable base and taxed at a flat rate of 21% (except the first 6.000 euros of income that will be taxed at the rate of 19% ).
     Both types of income are subject to a withholding on account of IIT at the rate of 19%. The individual holder may credit the withholding against his or her final IIT liability for the relevant tax year.
     Net Wealth Tax (Impuesto sobe el Patrimonio)
     Law 4/2008 has amended Law 19/1991 introducing a credit of 100% over the tax due and removing the obligation to file Wealth Tax declarations from January 1, 2008.
     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
     Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.
     1(b). Legal Entities with Tax Residency in Spain
     Corporate Income Tax (Impuesto sobre Sociedades)
     Both distributions periodically received and income derived from the transfer, redemption or repayment of the relevant securities are subject to CIT (at the current general tax rate of 30%) in accordance with the rules for this tax.
     In accordance with Section 59.s) of the CIT Regulations, there is no obligation to withhold on income payable to Spanish CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds) from financial assets traded on organized markets in OECD countries.
     The Directorate General for Taxation (Dirección General de Tributos — “DGT”), on July 27, 2004, issued a tax ruling indicating that in the case of issues made by entities resident in Spain, as in the case of BBVA U.S. Senior and BBVA Subordinated Capital, application of the exemption requires that the relevant securities be placed and traded on an organized market in an OECD country other than Spain. Unless otherwise indicated in the applicable prospectus supplement, the relevant subsidiary issuer considers that the issue of such securities will fall within this exemption as the relevant securities are to be sold outside Spain and in the international capital markets and none of the entities initially placing the senior notes or subordinated notes is resident in Spain. Consequently, the relevant subsidiary issuer, will not withhold on distributions to Spanish CIT taxpayers that provide relevant information to qualify as such. If the Spanish tax authorities maintain a different opinion on this matter, however, BBVA U.S. Senior or BBVA Subordinated Capital, as the case may be, will be bound by that opinion and, with immediate effect, will make the appropriate withholding and the relevant subsidiary issuer and the Guarantor will not, as a result, pay additional amounts.
     In order to implement the exemption from withholding, the procedures laid down in the Order of December 22, 1999 will be followed. No reduction percentage will be applied. See “— Evidencing of Beneficial Owner Residency in Connection with Distributions.”
     Net Wealth Tax (Impuesto sobre el Patrimonio)
     Law 4/2008 has amended Law 19/1991 introducing a credit of 100% over the tax due and removing the obligation to file Wealth Tax declarations from January 1, 2008.
     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
     Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described below) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.
     1(c). Individuals and Legal Entities with no Tax Residency in Spain
     Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)
(a)	Investors with no Tax Residency in Spain acting through a permanent establishment in Spain

If the relevant securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “— Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades).” Ownership of the senior notes or subordinated notes by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b)	Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Both distributions periodically received and income derived from the transfer, redemption or repayment of the senior notes or subordinated notes, as the case may be, obtained by individuals or entities who are not resident in Spain for tax purposes and who do not act, with respect to those securities, through a permanent establishment in Spain, are exempt from NRIT.

In order to be eligible for the exemption from NRIT, it is necessary to comply with certain information obligations relating to the identity and residence of the beneficial owners entitled to receive distributions on the relevant securities, in the manner detailed below under “— Evidencing of Beneficial Owner Residency in Connection with Distributions”. In this respect, although Law 4/2008 of 23 December, abolishing the Wealth Tax levy, generalizing the Value Added Tax monthly refund system and introducing other amendments to the tax legal system (“Law 4/2008”), modified the regime on information reporting obligations, established by Second Additional Provision of Law 13/1985, the Spanish General Directorate for Taxation is of the view (as expressed in binding rulings V0077-09 and V0078-09 issued on January 20, 2009) that, in order to benefit from withholding tax exemption on interest payments in respect of the notes, non-Spanish tax residents must continue to fulfill the information reporting procedures established under Section 44 of the Spanish Royal Decree 1065/2007 (“Section 44”).

If these information obligations are not complied with in the manner indicated, the relevant subsidiary issuer or the guarantor, as the case may be, will withhold 19% and, as a result, will not pay any additional amounts.

Beneficial owners not resident in Spain for tax purposes and entitled to exemption from NRIT who do not timely provide evidence of their tax residency in accordance with the procedure described in detail below, may obtain a refund of the amount withheld from BBVA U.S. Senior or BBVA Subordinated Capital, as the case may be, by following a quick refund procedure or, otherwise, directly from the Spanish tax authorities by following the standard refund procedure described below under “— Evidencing of Beneficial Owner Residency in Connection with Distributions.” Beneficial owners are advised to consult their own tax advisers regarding their eligibility to claim a refund from the Spanish tax authorities and the procedures to be followed in such circumstances.
     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
     Individuals not resident in Spain for tax purposes who acquire ownership or other rights over senior notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a double tax treaty in relation to Inheritance Tax. In such case, the provisions of the relevant double tax treaty will apply. The United States and Spain have not entered into a double tax treaty in relation to inheritance or gift taxes.
     Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable double tax treaty entered into by Spain. In general, double tax treaties provide for the taxation of this type of income in the country of residence of the beneficiary.
     2. Tax Rules for Senior Notes and Subordinated Notes not Listed on an Organized Market in an OECD Country
     2(a). Withholding on Account of IIT, CIT and NRIT
     If the senior notes or subordinated notes are not listed on an organized market in an OECD country on any payment date, interest payments to beneficial owners in respect of such securities not listed on an organized market in an OECD country will be subject to withholding tax, currently at a rate of 19%, except if an exemption from Spanish tax or a reduced withholding tax rate is provided by an applicable convention for the avoidance of double taxation entered into between Spain and the country of residence of the relevant beneficial owner. The treaty generally provides for a withholding rate of 10% for U.S. Residents. Individuals and entities that may benefit from such exemptions or reduced tax rates would have to follow either the “— Quick Refund Procedures” or the “— Direct Refund Procedure” described below under “— Evidencing of Beneficial Owner Residency in Connection with Distributions” in order to obtain a refund of the amounts withheld.
     2(b). Net Wealth Tax (Impuesto sobre el Patrimonio)
     Law 4/2008 has amended Law 19/1991 introducing a credit of 100% over the tax due and removing the obligation to file Wealth Tax declarations from January 1, 2008.
     2(c). Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
     Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

     Individuals not resident in Spain for tax purposes who acquire ownership or other rights over senior notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a double tax treaty in relation to Inheritance Tax. In such case, the provisions of the relevant double tax treaty will apply. The United States and Spain have not entered into a double tax treaty in relation to Inheritance Tax.
     Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.
     Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable double tax treaty entered into by Spain. In general, double tax treaties provide for the taxation of this type of income in the country of residence of the beneficiary.
     3. Evidencing of Beneficial Owner Residency in Connection with Distributions
     As described under “—Tax Rules for Senior Notes and Subordinated Notes Listed on an Organized Market in an OECD Country—Individuals and Legal Entities with no Tax Residency in Spain,” interest and other financial income paid with respect to the senior notes or subordinated notes, as the case may be, for the benefit of non-Spanish resident investors not acting, with respect to such securities, through a permanent establishment in Spain will be exempt from Spanish withholding tax.
Although Law 4/2008, modified the regime on information reporting obligations, the Spanish General Directorate for Taxation is of the view (as expressed in binding rulings V0077-09 and V0078-09 issued on January 20, 2009) that, in order to benefit from withholding tax exemption on interest payments in respect of the senior notes or subordinated notes, as the case may be, non-Spanish tax residents must continue to fulfill the information reporting procedures established under Section 44 of the Spanish Royal Decree 1065/2007 (“Section 44”).
The following is a summary of the procedures that will have been arranged at the time of each prospectus supplement with DTC and the European Clearing Systems to facilitate collection of the relevant Noteholder information necessary to enable the Issuer to comply with its reporting obligations pursuant to Additional Provision Two of Law 13/1985.
The procedure summarized below, which is subject to review and amendment by the fiscal agent, is a summary of the procedures implemented by the fiscal agent with DTC and the European Clearing Systems to facilitate collection of the relevant holder information necessary to enable the Issuer to comply with its reporting obligations pursuant to Additional Provision Two of Law 13/1985 as well as to conform the procedures with further requirements of the Spanish tax authorities. Holders must seek their own advice to ensure that they comply with all procedures to ensure correct tax treatment of their senior notes or subordinated notes, as the case may be.
None of the underwriters, the paying agent, the Trustee, DTC and/or the European Clearing Systems assumes any responsibility for any investment decision made by the noteholders.
Each holder is therefore deemed to be aware of the obligations set out below regarding the disclosure of note holder’s identity and tax residence (as well as the identity and tax residence of the beneficial owner for whose benefit it holds such note) and the consequences of non-compliance. Specifically, holders are deemed to be aware of the application of Spanish withholding tax if certain information is not provided in a timely manner.

     Individuals and Legal Entities without tax residency in Spain
     The information obligations to be complied with in order to apply the exemption are those set forth in article 44 of the Spanish Royal Decree 1065/2007, being the following:
     An annual return must be filed with the Spanish tax authorities, by the Guarantor, specifying the following information with respect to the senior notes and subordinated notes, as the case may be:
(A)	the identity and country of residence of the recipient of the income on such securities (when the income is received on behalf of a third party (i.e., a beneficial owner), the identity and country of residence of that third party);

(B)	the amount of income received; and

(C)	details identifying the relevant securities.
     For the purpose of preparing the annual return referred to in the paragraph above, certain documentation regarding the identity and country of residence of the beneficial owners obtaining income on the relevant securities must be submitted to the relevant subsidiary issuer and the Bank on each relevant distribution payment date, as specified in the applicable prospectus supplement.
     In addition to the above, as described under “—Tax Rules for Senior Notes and Subordinated Notes Listed on an Organized Market in an OECD Country —Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades),” Spanish CIT taxpayers will not be subject to withholding tax on income derived from the senior notes or subordinated notes, as the case may be, provided that Qualified Institutions (as defined below) acting on behalf of such CIT taxpayers provide relevant information to qualify as such on each relevant distribution payment date.
     In light of the above, the relevant subsidiary issuer, the Guarantor, the paying agent (as specified in the applicable prospectus supplement) and the relevant clearing organization will have arranged at the time of each prospectus supplement, if relevant, certain procedures to facilitate the collection and verification of information concerning the identity and country of residence of beneficial owners (either non-Spanish resident or CIT taxpayers) holding through a Qualified Institution (as defined below) on each relevant distribution payment date. The delivery of such information, while the relevant securities are in global form, will be made through the relevant direct or indirect participants in the relevant clearing organization. The relevant subsidiary issuer will withhold at the then-applicable rate (currently 19%) from any distribution payment as to which the required information has not been provided or the required procedures have not been followed.
     Each prospectus supplement will, if applicable, set forth procedures intended to identify beneficial owners who are (i) corporations resident in Spain for tax purposes, or (ii) individuals or legal entities not resident in Spain for tax purposes, that do not act with respect to the senior notes or subordinated notes, as the case may be, through a permanent establishment in Spain.
     These procedures are designed to facilitate the collection of certain information concerning the identity and country of residence of the beneficial owners mentioned in the preceding paragraph (who therefore are entitled to receive income in respect of the senior notes or subordinated notes, as the case may be, free and clear of Spanish withholding taxes) who are participants in the relevant clearing organization or hold their interests through participants in the relevant clearing organization, provided in each case, that the relevant participant is a central bank, other public institution, international organization, bank, credit institution or financial entity, including collective investment institutions, pension fund or insurance entity, resident either in an OECD country (including the United States) or in a country with which Spain has entered into a double taxation treaty subject to a specific administrative registration or supervision scheme (each, a “Qualified Institution”).
     Beneficial owners who are entitled to receive income in respect of the senior notes or subordinated notes, as the case may be, free of any Spanish withholding taxes but who do not hold such securities through a Qualified Institution will have Spanish withholding tax withheld from distribution payments and other financial income paid with respect to such securities at the then-applicable rate (currently 19%). Beneficial owners who do not hold such securities through a Qualified Institution can follow alternative procedures, including a direct request for a refund from the Spanish tax authorities. The applicable prospectus supplement will contain a detailed description of these procedures, if relevant.
     4. Tax Rules for Payments Made by the Guarantor
     Payments made by the Bank acting as guarantor to security holders will be treated as interest for Spanish tax purposes and subject to the same tax rules previously set out for payments made by BBVA U.S. Senior and BBVA Subordinated Capital.
5. Tax Havens
     Pursuant to Royal Decree 1080/1991, of July 5, as amended, the following are each considered to be a tax haven:
British Virgin Islands,
Channel Islands (Jersey and Guernsey),
Cayman Islands,
Falkland Islands,
Fiji Islands,
Gibraltar,
Grenada,
Hashemite Kingdom of Jordan,
Hong-Kong,
Islands of Antigua and Barbuda,
Isle of Man,
Kingdom of Bahrain,
Macao,
Marianas Islands,
Mauritius
Montserrat,
Principality of Andorra,
Principality of Liechtenstein,
Principality of Monaco,
Republic of Cyprus,
Republic of Lebanon,
Republic of Liberia,
Republic of Nauru,
Republic of Panama,
Republic of San Marino,
Republic of Seychelles,
Republic of Singapore,
Kingdom of Vanuatu,
Saint Lucia,
Saint Vincent & the Grenadines,
Solomon Islands,
Sultanate of Brunei,
Sultanate of Oman,
The Bahamas,
The Bermuda Islands,
The Cook Islands,
The Island of Anguila,
The Island of Barbados,
The Republic of Dominica,

Turks and Caicos Islands and
Virgin Islands (of the United States)
Countries and territories described above which have an agreement with Spain to exchange information for tax purposes or who are signatories to a convention for the avoidance of double taxation with an exchange of information clause will cease to be considered as a tax heaven for Spanish tax purposes as of the entry into force of such agreement or convention.

U.S. TAX CONSIDERATIONS
     The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of BBVA ADSs, BBVA ordinary shares, BBVA U.S. Senior senior notes and BBVA Subordinated Capital subordinated notes but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire such securities. The material U.S. federal income tax consequences of the acquisition, ownership and disposition of rights to acquire ordinary shares, or of preferred securities issued by BBVA International Preferred will be described in the applicable prospectus supplement. The summary applies only to U.S. Holders described below that hold ordinary shares, ADSs, senior notes or subordinated notes as capital assets for tax purposes and, in the case of senior notes or subordinated notes, acquire such notes pursuant to the offering at the “issue price”, which will equal the first price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, at which a substantial amount of the notes is sold for money. This summary does not address all of the tax consequences that may be relevant to holders subject to special rules, such as:
•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities or foreign currencies;

•	persons holding ADSs, ordinary shares, senior notes or subordinated notes as part of a hedge, straddle, conversion transaction or integrated transaction;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	persons liable for the alternative minimum tax;

•	tax-exempt organizations;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons who own or are deemed to own 10% or more of our voting shares; and

•	persons holding ADSs, ordinary shares, senior notes or subordinated notes in connection with a trade or business conducted outside the United States.
     A “U.S. Holder” is a beneficial owner of BBVA ordinary shares, ADSs, BBVA U.S. Senior senior notes or BBVA Subordinated Capital subordinated notes, as applicable, who is eligible for benefits of the Treaty (as defined in “Spanish Tax Considerations” above) and is, for U.S. federal income tax purposes:
•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
     If a partnership holds the ordinary shares, ADSs, senior notes or subordinated notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships holding ordinary shares, ADSs, senior notes or subordinated notes and partners in such partnerships should consult their tax advisors with regard to the U.S. federal income tax treatment of their investment in such securities.
     The summary is based upon the tax laws of the United States including the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof. These laws are subject to change, possibly with retroactive effect. In addition, the summary is based on the Treaty and, in the case of ADSs, is based in part on representations of the depositary and assumes that each obligation provided for in or otherwise contemplated by BBVA’s deposit agreement or any other related document will be performed in accordance with its terms. Prospective purchasers of the ADSs, ordinary shares, senior notes or subordinated notes are urged to consult their tax advisors as to the U.S., Spanish or other tax consequences of the purchase, ownership and disposition of such securities in their particular circumstances, including the effect of any U.S. state or local tax laws. This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable prospectus supplement. Accordingly, U.S. Holders should also consult the applicable prospectus supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific securities offered thereunder.
BBVA ADSs or Ordinary Shares
     For United States federal income tax purposes, U.S. Holders of ADSs will generally be treated as the owners of the underlying ordinary shares represented by those ADSs. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying ordinary shares represented by those ADSs and vice-versa.
     The U.S. Treasury has expressed concerns that parties to whom depositary shares are pre-released or intermediaries in the chain of ownership between U.S. holders and the issuer of the security underlying the depositary share may be taking actions that are inconsistent with the claiming of foreign tax credits for U.S. holders of depositary shares. Such actions would also be inconsistent with the claiming of the reduced rate of tax applicable to dividends received by certain noncorporate U.S. Holders, as described below. Accordingly, the analysis of the creditability of Spanish taxes described below, and the availability of the reduced tax rate for dividends received by certain noncorporate U.S. Holders, could be affected by future actions that may be taken by the parties to whom the depositary shares are pre-released or such intermediaries.
     This discussion assumes that BBVA is not, and will not become, a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes (as discussed below).
     Taxation of Distributions
     Distributions, before reduction for any Spanish income tax withheld by BBVA or its paying agent, made with respect to ADSs or ordinary shares (other than certain pro rata distributions of BBVA’s capital stock or rights to subscribe for shares of its capital stock) will be includible in the income of a U.S. Holder as ordinary dividend income, to the extent paid out of BBVA’s current or accumulated earnings and profits as determined in accordance with U.S. federal income tax principles. Because BBVA does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of such dividends will be treated as foreign-source dividend income and will not be eligible for the “dividends received deduction” generally allowed to U.S. corporations under the Code. Subject to applicable limitations and the discussion above regarding concerns expressed by the U.S. Treasury, dividends paid to noncorporate U.S. Holders in taxable years beginning before January 1, 2011 will be taxable at a maximum tax rate of 15%. Noncorporate U.S. Holders should consult their own tax advisors to determine the implications of the rules regarding this favorable rate in their particular circumstances.
     The amount of a distribution will equal the U.S. dollar value of the euro received, calculated by reference to the exchange rate in effect on the date such distribution is received (which, for U.S. Holders of ADSs, will be the date such distribution is received by the depositary), whether or not the depositary or U.S. Holder in fact converts any euro received into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if such dividend is not converted into U.S. dollars on the date of its receipt. In general, any foreign currency gain or loss will be ordinary gain or loss.
     Subject to applicable limitations that may vary depending upon a U.S. Holder’s circumstances and subject to the discussion above regarding concerns expressed by the U.S. Treasury, a U.S. Holder will be entitled to a credit against its U.S. federal income tax liability for Spanish NRIT taxes withheld by BBVA or its paying agent not in excess of the applicable rate under the Treaty. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their tax advisers regarding the availability of foreign tax credits in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct all foreign taxes paid or accrued in a taxable year (including any Spanish NRIT withholding tax) in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law.
     Sale and Other Disposition of ADSs or Shares
     Gain or loss realized by a U.S. Holder on the sale or exchange of ADSs or ordinary shares will be subject to U.S. federal income tax as capital gain or loss in an amount equal to the difference between the U.S. Holder’s tax basis in the ADSs or ordinary shares and the amount realized on the disposition, in each case as determined in U.S. dollars. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the ordinary shares or ADSs for more than one year. Gain or loss, if any, will generally be U.S.-source for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.
     Passive Foreign Investment Company Rules
     Based upon certain proposed Treasury regulations (“Proposed Regulations”) we believe that we were not a PFIC for U.S. federal income tax purposes for our 2009 taxable year. However, because there can be no assurance that the Proposed Regulations will be finalized in their current form and because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets (including, among others, less than 25% owned equity investments) from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.
     In general, if we were treated as a PFIC for any taxable year during which a U.S. Holder held ADSs or ordinary shares, gain recognized by such U.S. Holder on a sale or other disposition of an ADS or an ordinary share would be allocated ratably over the U.S. Holder’s holding period for the ADS or the ordinary share. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for ordinary income of taxpayers of the U.S. Holder’s type for such taxable year, and an interest charge would be imposed on the resulting tax liability for such taxable year. Similar tax rules would apply to any distribution in respect of ADSs or ordinary shares to the extent in excess of 125% of the average of the annual distributions on ADSs or ordinary shares received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available (including a mark-to-market election) to U.S. persons that may help mitigate the adverse consequences described above.
     Additionally, if a U.S. Holder owns ADSs or ordinary shares during any year in which we are a PFIC, such holder would be required to make an annual return (including reporting with respect to distributions received from BBVA and any gain realized on the sale or other taxable disposition of ADSs or ordinary shares). Furthermore, if we are a PFIC in any taxable year in which we pay a dividend or the prior taxable year, the favorable tax rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.
BBVA U.S. Senior Notes or BBVA Subordinated Capital Subordinated Notes
     Payments of Interest
     Interest paid on a senior note or subordinated note (each, a “note”) will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes, provided that the interest is qualified stated interest (as defined below).
     The amount of interest taxable as ordinary income will include amounts withheld in respect of Spanish taxes, and additional amounts paid in respect thereof, if any. Interest income earned by a U.S. Holder with respect to a Note will constitute foreign source income for U.S. federal income tax purposes, which may be relevant to a U.S. Holder in calculating the holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Spanish taxes withheld at a rate not exceeding the Treaty rate from interest income on a note may be eligible for credit against the U.S. Holder’s U.S. federal income tax liability, or, at the election of the U.S. Holder, for deduction in computing the U.S. Holder’s taxable income, in each case subject to generally applicable limitations and conditions. Amounts withheld with respect to Spanish taxes as a result of a failure to comply with the procedures described in “Spanish Tax Considerations— Preferred Securities, Senior Notes and Subordinated Notes — Evidencing of Beneficial Owner Residency in Connection with Distributions” will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.
     Special rules governing the treatment of interest paid with respect to original issue discount notes, including foreign currency notes, are described below.
          Original Issue Discount
          A note that is issued at an issue price less than its “stated redemption price at maturity” will be considered to have been issued at an original issue discount for federal income tax purposes (and will be referred to as an “original issue discount note”) unless the note satisfies a de minimis threshold (as described below) or is a Short-Term Note (as defined below). The “stated redemption price at maturity” of a note will equal the sum of all payments required under the note other than payments of “qualified stated interest”. “Qualified stated interest” is stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate or, subject to certain conditions, certain floating rates.
          If the difference between a note’s stated redemption price at maturity and its issue price is less than a prescribed de minimis amount, i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the note will not be considered to have original issue discount.
          A U.S. Holder of original issue discount notes will be required to include any qualified stated interest payments in income in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. In addition, U.S. Holders of original issue discount notes that mature more than one year from their date of issuance will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, U.S. Holders of original issue discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.
          A U.S. Holder may make an election to include in gross income all interest that accrues on any note (including stated interest, original issue discount, de minimis original issue discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”).
          In general, floating rate notes providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate, as such terms are defined in applicable Treasury regulations, will have qualified stated interest if interest is unconditionally payable at least annually during the term of the note at a rate that is considered to be a single qualified floating rate or a single objective rate under the following rules; provided that the issue price of the note does not exceed the total noncontingent principal payments due under the note by more than an amount equal to the lesser of (x) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date or (y) 15% of the total noncontingent principal payments. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate notes is denominated.
          If a floating rate note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 1/4 of one percent of each other. If a floating rate note provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such note will constitute qualified stated interest and will therefore not be treated as having been issued with original issue discount unless the note is issued at a “true” discount (i.e., at a price below the note’s stated principal amount) in excess of the specified de minimis amount. If floating rate notes are issued with original issue discount, the U.S. federal income tax treatment of such notes will be more fully described in the applicable prospectus supplement.
          A note that matures one year or less from its date of issuance (a “Short-Term Note”) will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. In general, a cash method U.S. Holder of a Short-Term Note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. Accrual method U.S. Holders and cash method U.S. Holders who so elect are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Note will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry Short-Term Notes in an amount not exceeding the accrued discount until the accrued discount is included in income.
     Amortizable Bond Premium
     If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note other than qualified stated interest, the U.S. Holder will be considered to have purchased the note with amortizable bond premium. In general, amortizable bond premium with respect to any note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the note other than qualified stated interest and the U.S. Holder may elect to amortize this premium, using a constant-yield method, over the remaining term of the note. Special rules may apply in the case of notes that are subject to optional redemption. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. Holder’s income with respect to the note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce the U.S. Holder’s tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the Internal Revenue Service.
     If a U.S. Holder makes a constant-yield election (as described under “—Original Issue Discount” above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the U.S. Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.
     Sale, Exchange or Retirement of the Notes
     Upon the sale, exchange or retirement of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder’s adjusted tax basis in the note. Gain or loss, if any, will generally be U.S.-source for purposes of computing a U.S. Holder’s foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “—Payments of Interest” above. A U.S. Holder’s adjusted tax basis in a note generally will equal such U.S. Holder’s initial investment in the note increased by any original issue discount included in income and decreased by any bond premium previously amortized and principal payments previously received.
     Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exceptions to this general rule apply in the case of a Short-Term Note, to the extent of any accrued discount not previously included in the U.S. Holder’s taxable income. See “—Original Issue Discount” above. The deductibility of capital losses is subject to limitations.
     Foreign Currency Notes
     The rules applicable to foreign currency notes could require some or all of the gain or loss on the sale, exchange or other disposition of a foreign currency note to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and their application may depend on the U.S. Holder’s particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a U.S. Holder should make any of these elections may depend on the U.S. Holder’s particular U.S. federal income tax situation. U.S. Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of foreign currency notes.
     A U.S. Holder who uses the cash method of accounting and who receives a payment of qualified stated interest (or who receives proceeds from a sale, exchange or other disposition attributable to accrued interest) in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted into U.S. dollars at that time, and this U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency.
     An accrual-method U.S. Holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The U.S. Holder may recognize ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). Rules similar to these rules apply in the case of cash-method U.S. Holders who are required to currently accrue original issue discount.
     A U.S. Holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot revoke the election without the consent of the Internal Revenue Service.
     Original issue discount and amortizable bond premium on a foreign currency note are to be determined in the relevant foreign currency.
     If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the period in the same manner as it would have been treated on the sale, exchange or retirement of the foreign currency note. Any exchange gain or loss will be ordinary income or loss as described below. If the election is not made, any bond premium will be taken into account in determining the overall gain or loss on the notes and any loss realized on the sale, exchange or retirement of a foreign currency note with amortizable bond premium by a U.S. Holder who has not elected to amortize the premium will be a capital loss to the extent of the bond premium.
     A U.S. Holder’s tax basis in a foreign currency note, and the amount of any subsequent adjustment to the U.S. Holder’s tax basis (including adjustments for original issue discount included as income and any bond premium previously amortized or principal payments received), will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A U.S. Holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. Holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.
     Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the payment is received or the note is disposed of, (or if the note is traded on an established securities market, on the settlement date if the U.S. Holder is a cash basis U.S. Holder or an electing accrual basis U.S. Holder); and (ii) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the U.S. Holder acquired the note. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or retirement of the foreign currency note. The foreign currency gain or loss for U.S. Holders will be U.S.-source. Any gain or loss realized by a U.S. Holder in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of a Short-Term Note, to the extent of any discount not previously included in the U.S. Holder’s income).
     A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of sale, exchange or retirement. Provided the foreign currency notes are traded on an established securities market, a cash-method U.S. Holder who buys or sells a foreign currency note is required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of the purchase or sale. An accrual-method U.S. Holder may elect the same treatment for all purchases and sales of foreign currency notes, provided the foreign currency notes are traded on an established securities market. This election cannot be revoked without the consent of the Internal Revenue Service. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.
     A U.S. Holder may be required to file a reportable transaction disclosure statement with the U.S. Holder’s U.S. federal income tax return, if such U.S. Holder realizes a loss on the sale or other disposition of a foreign currency note and such loss is greater than applicable threshold amounts, which differ depending on the status of the U.S. Holder. A U.S. Holder that claims a deduction with respect to a foreign currency note should consult its own tax adviser regarding the need to file a reportable transaction disclosure statement.
Information Reporting and Backup Withholding
     Payments of dividends on, interest and the proceeds from a sale or other disposition of, ADSs, ordinary shares, senior notes or subordinated notes that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless the U.S. Holder is an exempt recipient or, in the case of backup withholding, the holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

BENEFIT PLAN INVESTOR CONSIDERATIONS
     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).
     In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the securities described in this prospectus should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.
     In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities described in this prospectus, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities described in this prospectus.
     Each purchaser or holder of a security covered by this prospectus, and each fiduciary who causes any entity to purchase or hold a security covered by this prospectus, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.
     Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities described in this prospectus. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.
     Each purchaser of a security covered by this prospectus will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities described in this prospectus would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION
     We and, in the case of the preferred securities and the notes, the relevant subsidiary issuer, may sell the securities being offered by this prospectus: (1) through selling agents; (2) through underwriters; (3) through dealers; and/or (4) directly to purchasers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of ours or the subsidiary issuers. In addition, we may issue our ordinary shares (including in the form of ADSs) in a subscription rights offering to our existing shareholders.
     We and the relevant subsidiary issuer may designate selling agents from time to time to solicit offers to purchase these securities. We and the relevant subsidiary issuer will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act and state any commissions we or the relevant subsidiary issuer are to pay to that agent in the applicable prospectus supplement or term sheet. That agent will be acting on a reasonable efforts basis for the period of its appointment unless otherwise indicated in the applicable prospectus supplement or term sheet.
     If we or any relevant subsidiary issuer use any underwriters to offer and sell these securities, we and the relevant subsidiary issuer, if any, will enter into an underwriting agreement with those underwriters when we and the relevant subsidiary issuer, if any, and they determine the offering price of the securities, and we and the relevant subsidiary issuer, if any, will include the names of the underwriters and the terms of the transaction, including the compensation the underwriters will receive, in the applicable prospectus supplement or term sheet.
     If we offer our ordinary shares in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
     If we or a subsidiary issuer use(s) a dealer to offer and sell these securities, we or the relevant subsidiary issuer will sell the securities to the dealer, as principal, and will name the dealer and include the terms of the transaction in the applicable prospectus supplement or term sheet. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.
     A subsidiary issuer’s or our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent, in each case, less other expenses attributable to issuance and distribution.
     Offers to purchase securities may be solicited directly by us or the relevant subsidiary issuer, and the sale of those securities may be made by us or the relevant subsidiary issuer directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the applicable prospectus supplement or term sheet.
     We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
     One or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the applicable prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us, a subsidiary issuer or any of our other subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement or term sheet will identify any remarketing firm and the terms of its agreement, if any, with us, a subsidiary issuer or any of our other subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities they remarket.
     Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities covered by the prospectus. As an exception to these rules, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing such securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of such securities compared to the price available under any over-allotment option. The underwriters may also sell the securities covered by this prospectus in excess of any over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, such securities or any other securities in the open market to stabilize the price of such securities or of any other securities. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. Any of these activities may raise or maintain the market price of such securities above independent market levels or prevent or retard a decline in the market price of such securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.
     Selling agents, underwriters, dealers and remarketing firms may be entitled under agreements with us and/or a subsidiary issuer, as the case may be, to indemnification by us and/or such subsidiary issuer against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us and/or such subsidiary issuer in the ordinary course of business.
     If so indicated in the applicable prospectus supplement or term sheet, we and the relevant subsidiary issuer will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase securities from us or the relevant subsidiary issuer at the public offering price stated in the applicable prospectus supplement or term sheet under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These contracts will be subject only to those conditions described in the applicable prospectus supplement or term sheet, and the applicable prospectus supplement will state the commission payable for solicitation of these offers.
     Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
     To the extent an initial offering of the securities will be distributed by an affiliate of ours or of one of the subsidiary issuers, each such offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a Financial Industry Regulatory Authority (FINRA) member firm’s distribution of securities of an affiliate.
     Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.
     In the ordinary course of their respective businesses, the underwriters named in the applicable prospectus supplement or term sheet and their affiliates may have engaged and may in the future engage in various banking and financial services for and commercial transactions with us, one or more subsidiary issuers and/or our, its and/or their affiliates for which they received or will receive customary fees and expenses. In addition, affiliates of the underwriters may enter into interest rate swaps or other hedging transactions with us in connection with a particular offering of securities and may receive compensation in connection with that transaction.

VALIDITY OF THE SECURITIES
     The validity of our and the subsidiary issuers’ securities, where applicable, and certain other matters of Spanish law will be passed upon for us and the subsidiary issuers by J&A Garrigues S.L.P., our and the subsidiary issuers’ Spanish counsel. Certain matters of U.S. federal and New York State law will be passed upon for us and the subsidiary issuers by Davis Polk & Wardwell LLP our and the subsidiary issuers’ U.S. counsel, and for any underwriters or agents by Sidley Austin LLP, the underwriters’ U.S. counsel.
EXPERTS
     The consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference in this prospectus from BBVA’s 2009 Form 20-F have been audited by Deloitte S.L., an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements of the BBVA Group and include an explanatory paragraph stating that the International Financial Reporting Standards adopted by the EU required to be applied under Circular 4/2004 vary in certain significant respects from U.S. GAAP, that the information relating to the nature and effect of such differences is presented in Note 60 to the consolidated financial statements of the BBVA Group and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
ENFORCEMENT OF CIVIL LIABILITIES
     Each of BBVA and the subsidiary issuers is a limited liability company (sociedad anónima) organized under the laws of Spain. Substantially all of our directors and executive officers and all of the directors and officers of the subsidiary issuers, and certain of the experts named in this document, are not residents of the United States. All or a substantial portion of our assets and the assets of the subsidiary issuers and those persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. We and the subsidiary issuers are advised by Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. We and the subsidiary issuers have submitted to the non-exclusive jurisdiction of New York state and U.S. federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of or in connection with the preferred securities, senior notes and subordinated notes and have appointed Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as agent in New York City to accept service of process in any such action.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
BBVA
     Indemnification under BBVA’s bylaws (estatutos) and Spanish Law
     Under Spanish law BBVA’s current and former directors will be liable to BBVA and the shareholders and the creditors of BBVA for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent in the discharge of their office. No provision of BBVA’s bylaws provides for the indemnification of the directors with respect to such liabilities.
     BBVA Directors & Officers Insurance
     BBVA maintains an insurance policy that protects its officers and directors from liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.
BBVA International Preferred
     Indemnification under BBVA International Preferred’s bylaws (estatutos) and Spanish Law
     Under Spanish law BBVA International Preferred’s current and former directors will be liable to BBVA International Preferred and the shareholders and the creditors of BBVA International Preferred for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent in the discharge of their office. No provision of BBVA International Preferred’s bylaws provides for the indemnification of the directors with respect to such liabilities.
     BBVA Group Directors & Officers Insurance
     BBVA maintains an insurance policy that protects officers and directors of companies constituting the BBVA Group, including BBVA International Preferred, from liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.
BBVA U.S. Senior
     Indemnification under BBVA U.S. Senior’s bylaws (estatutos) and Spanish Law
     Under Spanish law BBVA U.S. Senior’s current and former directors will be liable to BBVA U.S. Senior and the shareholders and the creditors of BBVA U.S. Senior for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent in the discharge of their office. No provision of BBVA U.S. Senior’s bylaws provides for the indemnification of the directors with respect to such liabilities.
     BBVA Group Directors & Officers Insurance
     BBVA maintains an insurance policy that protects officers and directors of companies constituting the BBVA Group, including BBVA U.S. Senior, from liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.
BBVA Subordinated Capital
     Indemnification under BBVA Subordinated Capital’s bylaws (estatutos) and Spanish Law
     Under Spanish law BBVA Subordinated Capital’s current and former directors will be liable to BBVA Subordinated Capital and the shareholders and the creditors of BBVA Subordinated Capital for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent in the discharge of their office. No provision of BBVA Subordinated Capital’s bylaws provides for the indemnification of the directors with respect to such liabilities.
     BBVA Group Directors & Officers Insurance
     BBVA maintains an insurance policy that protects officers and directors of companies constituting the BBVA Group, including BBVA Subordinated Capital, from liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.

Item 9. Exhibits

Number	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement for Ordinary Shares	**

1.2	Form of Underwriting Agreement for Preferred Securities	*

1.3	Form of Underwriting Agreement for Senior Notes	*

1.4	Form of Underwriting Agreement for Subordinated Notes	*

3.1	Amended and Restated bylaws (Estatutos) of Banco Bilbao Vizcaya Argentaria, S.A. (English translation)	Exhibit 1.1 to Banco Bilbao Vizcaya Argentaria, S.A.’s 2009 Annual Report on Form 20-F filed on March 29, 2010

3.2	Bylaws (Estatutos) of BBVA International Preferred, S.A. Unipersonal (English translation)	*

3.3	Bylaws (Estatutos) of BBVA U.S. Senior, S.A. Unipersonal (English translation)	*

3.4	Bylaws (Estatutos) of BBVA Subordinated Capital, S.A. Unipersonal (English translation)	*

4.1	Form of Amended and Restated Deposit Agreement	Exhibit 1 to registration statement on Form F-6 (File No. 333-142862), filed on May 11, 2007

4.2	Form of Preferred Security	**

4.3	Form of Preferred Security Guarantee	**

4.4	Form of Issuing and Paying Agency Agreement for Preferred Securities	**

4.5	Regulations of the Syndicate of BBVA International Preferred S.A. Unipersonal Preferred Security Holders	**

4.6	Senior Indenture among BBVA U.S. Senior, S.A. Unipersonal, as Issuer, Banco Bilbao Vizcaya Argentaria, S.A. as Guarantor, and The Bank of New York Mellon, as Trustee, including the form of Senior Guarantee and form of Regulations of the Syndicate of Senior Note Holders	*

4.7	Form of Senior Notes	*

Number	Description	Incorporated by Reference to Filings Indicated
4.8	Subordinated Indenture among BBVA Subordinated Capital, S.A. Unipersonal, as Issuer, Banco Bilbao Vizcaya Argentaria, S.A. as Guarantor, and The Bank of New York Mellon, as Trustee, including the form of Subordinated Guarantee and form of Regulations of the Syndicate of Subordinated Note Holders	*

4.9	Form of Subordinated Notes	*

5.1	Opinion of J&A Garrigues S.L.P. as to the validity of the ordinary shares, the rights, the preferred securities, the senior notes, the subordinated notes, the preferred securities guarantees, the senior guarantees and the subordinated guarantees	*

5.2	Opinion of Davis Polk & Wardwell LLP as to the senior notes and the subordinated notes	*

12	Statement Regarding Computation of Ratios	*

23.1	Consent of Deloitte, S.L.	*

23.2	Consent of J&A Garrigues S.L.P. (included in Exhibit 5.1)

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)

24.1	Power of Attorney of Banco Bilbao Vizcaya Argentaria, S.A. (included in BBVA signature page)

24.2	Power of Attorney of BBVA International Preferred, S.A. Unipersonal (included on BBVA International Preferred, S.A. Unipersonal signature page)

24.3	Power of Attorney of BBVA U.S. Senior, S.A. Unipersonal (included on BBVA U.S. Senior, S.A. Unipersonal signature page)

24.4	Power of Attorney of BBVA Subordinated Capital, S.A. Unipersonal (included on BBVA Subordinated Capital, S.A. Unipersonal signature page)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee under the senior indenture	*

25.2	Statement of Eligibility on Form T-1 of the Bank of New York Mellon, as trustee under the subordinated indenture	*

*	Filed herewith.

**	To be filed by amendment or incorporated by reference to a subsequently filed Form 6-K.

Item 10. Undertakings
     The undersigned registrants hereby undertake:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Banco Bilbao Vizcaya Argentaria, S.A. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Banco Bilbao Vizcaya Argentaria, S.A. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
          (5) That, for the purpose of determining liability under the Securities Act to any purchaser:
          (i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
          (7) That, for purposes of determining any liability under the Securities Act, each filing of Banco Bilbao Vizcaya Argentaria, S.A.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against any registrant in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Banco Bilbao Vizcaya Argentaria, S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Spain, on June 28, 2010.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
By:	/s/ Manuel González Cid
	Name:	Manuel González Cid
Title: Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a member of the Board of Directors or officer of Banco Bilbao Vizcaya Argentaria, S.A., as authorized representative of Banco Bilbao Vizcaya Argentaria, S.A. or otherwise) constitutes and appoints Manuel González Cid and Pedro Ma Urresti Laca and each of them, his or her true and lawful attorneys-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francisco González Rodríguez	Chairman of the Board of Directors and Chief Executive	June 28, 2010

Francisco González Rodríguez	Officer

/s/ Angel Cano Fernández	President and Chief Operating Officer	June 28, 2010

Angel Cano Fernández

/s/ Tomás Alfaro Drake	Director	June 28, 2010

Tomás Alfaro Drake

/s/ Juan Carlos Álvarez Mezquíriz	Director	June 28, 2010

Juan Carlos Álvarez Mezquíriz

/s/ Rafael Bermejo Blanco	Director	June 28, 2010

Rafael Bermejo Blanco

Signature	Title	Date

/s/ Ramón Bustamante y de la Mora	Director	June 28, 2010

Ramón Bustamante y de la Mora

/s/ José Antonio Fernández Rivero	Director	June 28, 2010

José Antonio Fernández Rivero

/s/ Ignacio Ferrero Jordi	Director	June 28, 2010

Ignacio Ferrero Jordi

/s/ Carlos Loring Martínez de Irujo	Director	June 28, 2010

Carlos Loring Martínez de Irujo

/s/ José Maldonado Ramos	Director	June 28, 2010

José Maldonado Ramos

/s/ Enrique Medina Fernández	Director	June 28, 2010

Enrique Medina Fernández

/s/ Susana Rodríguez Vidarte	Director	June 28, 2010

Susana Rodríguez Vidarte

/s/ Manuel González Cid	Chief Financial Officer	June 28, 2010

Manuel González Cid

/s/ Javier Malagón Navas	Chief Accounting Officer	June 28, 2010

Javier Malagón Navas

/s/ Emilio Juan de las Heras Muela	Authorized Representative of Banco Bilbao Vizcaya	June 28, 2010

Emilio Juan de las Heras Muela	Argentaria, S.A. in the United States

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, BBVA International Preferred, S.A. Unipersonal certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Spain, on June 28, 2010.

BBVA INTERNATIONAL PREFERRED, S.A. UNIPERSONAL
By:	/s/ Pedro Ma Urresti Laca
	Name:	Pedro Ma Urresti Laca
Title: Chairman of the Board of Directors
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a member of the board of directors or officer of BBVA International Preferred, S.A. Unipersonal, as authorized representative of BBVA International Preferred, S.A. Unipersonal or otherwise) constitutes and appoints Pedro Ma Urresti Laca, Juan Isusi Garteiz Gogeascoa, Antonio Borraz Peralta, Francisco Javier Colomer Betoret and Raul Moreno Carnero and each of them, his or her true and lawful attorneys-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pedro Ma Urresti Laca	Chairman of the Board of	June 28, 2010

Pedro Ma Urresti Laca	Directors and Director

/s/ Ana Fernández Manrique	Director	June 28, 2010

Ana Fernández Manrique

/s/ Francisco Javier Colomer Betoret	Director	June 28, 2010

Francisco Javier Colomer Betoret

/s/ Juan Isusi Garteiz Gogeascoa	Director	June 28, 2010

Juan Isusi Garteiz Gogeascoa

/s/ Juan Carlos García Pérez	Director	June 28, 2010

Juan Carlos García Pérez

Signature	Title	Date

/s/ Tomás Sánchez Zabala	Director	June 28, 2010

Tomás Sánchez Zabala

	Authorized Representative	June 28, 2010
of BBVA International
Preferred, S.A.
/s/ Ricardo Marine	Unipersonal in the United States

Ricardo Marine

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, BBVA U.S. Senior, S.A. Unipersonal certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Spain, on June 28, 2010.

BBVA U.S. SENIOR, S.A. UNIPERSONAL
By:	/s/ Pedro Ma Urresti Laca
	Name:	Pedro Ma Urresti Laca
Title: Chairman of the Board of Directors

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a member of the board of directors or officer of BBVA U.S. Senior, S.A. Unipersonal, as authorized representative of BBVA U.S. Senior, S.A. Unipersonal or otherwise) constitutes and appoints Pedro Ma Urresti Laca, Juan Isusi Garteiz Gogeascoa, Antonio Borraz Peralta, Francisco Javier Colomer Betoret and Raul Moreno Carnero and each of them, his or her true and lawful attorneys-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pedro Ma Urresti Laca	Chairman of the Board of	June 28, 2010

Pedro Ma Urresti Laca	Directors and Director

/s/ Ana Fernández Manrique	Director	June 28, 2010

Ana Fernández Manrique

/s/ Juan Isusi Garteiz Gogeascoa	Director	June 28, 2010

Juan Isusi Garteiz Gogeascoa

/s/ Raúl Moreno Carnero	Director	June 28, 2010

Raúl Moreno Carnero

/s/ Juan Carlos García Pérez	Director	June 28, 2010

Juan Carlos García Pérez

Signature	Title	Date

/s/ Tomás Sánchez Zabala	Director	June 28, 2010

Tomás Sánchez Zabala

	Authorized Representative of	June 28, 2010
BBVA U.S. Senior,
/s/ Ricardo Marine	S.A. Unipersonal in the United States

Ricardo Marine

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, BBVA Subordinated Capital, S.A. Unipersonal certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Spain, on June 28, 2010.

BBVA SUBORDINATED CAPITAL, S.A. UNIPERSONAL
By:	/s/ Pedro Ma Urresti Laca
	Name:	Pedro Ma Urresti Laca
Title: Chairman of the Board of Directors

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a member of the board of directors or officer of BBVA Subordinated Capital, S.A. Unipersonal, as authorized representative of BBVA Subordinated Capital, S.A. Unipersonal or otherwise) constitutes and appoints Pedro Ma Urresti Laca, Juan Isusi Garteiz Gogeascoa, Antonio Borraz Peralta, Francisco Javier Colomer Betoret and Raul Moreno Carnero and each of them, his or her true and lawful attorneys-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pedro Ma Urresti Laca	Chairman of the Board of	June 28, 2010

Pedro Ma Urresti Laca	Directors and Director

/s/ Ana Fernández Manrique	Director	June 28, 2010

Ana Fernández Manrique

/s/ Juan Isusi Garteiz Gogeascoa	Director	June 28, 2010

Juan Isusi Garteiz Gogeascoa

/s/ Raúl Moreno Carnero	Director	June 28, 2010

Raúl Moreno Carnero

/c/ Juan Carlos García Pérez	Director	June 28, 2010

Juan Carlos García Pérez

Signature	Title	Date

/s/ Tomás Sánchez Zabala	Director	June 28, 2010

Tomás Sánchez Zabala

/s/ Francisco Javier Colomer Betoret	Director	June 28, 2010

Francisco Javier Colomer Betoret

	Authorized Representative	June 28, 2010
of BBVA Subordinated
Capital, S.A. Unipersonal
/s/ Ricardo Marine	in the United States

Ricardo Marine

EXHIBIT INDEX

Number	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement for Ordinary Shares	**

1.2	Form of Underwriting Agreement for Preferred Securities	*

1.3	Form of Underwriting Agreement for Senior Notes	*

1.4	Form of Underwriting Agreement for Subordinated Notes	*

3.1	Amended and Restated bylaws (Estatutos) of Banco Bilbao Vizcaya Argentaria, S.A. (English translation)	Exhibit 1.1 to Banco Bilbao Vizcaya Argentaria, S.A.’s 2009 Annual Report on Form 20-F filed on March 29, 2010

3.2	Bylaws (Estatutos) of BBVA International Preferred, S.A. Unipersonal (English translation)	*

3.3	Bylaws (Estatutos) of BBVA U.S. Senior, S.A. Unipersonal (English translation)	*

3.4	Bylaws (Estatutos) of BBVA Subordinated Capital, S.A. Unipersonal (English translation)	*

4.1	Form of Amended and Restated Deposit Agreement	Exhibit 1 to registration statement on Form F-6 (File No. 333-142862), filed on May 11, 2007

4.2	Form of Preferred Security	**

4.3	Form of Preferred Security Guarantee	**

4.4	Form of Issuing and Paying Agency Agreement for Preferred Securities	**

4.5	Regulations of the Syndicate of BBVA International Preferred S.A. Unipersonal Preferred Security Holders	**

4.6	Senior Indenture among BBVA U.S. Senior, S.A. Unipersonal, as Issuer, Banco Bilbao Vizcaya Argentaria, S.A. as Guarantor, and The Bank of New York Mellon, as Trustee, including the form of Senior Guarantee and form of Regulations of the Syndicate of Senior Note Holders	*

4.7	Form of Senior Notes	*

4.8	Subordinated Indenture among BBVA Subordinated Capital, S.A. Unipersonal, as Issuer, Banco Bilbao Vizcaya Argentaria, S.A. as Guarantor, and The Bank of New York Mellon, as Trustee, including the form of Subordinated Guarantee and form of Regulations of the Syndicate of Subordinated Note Holders	*

Number	Description	Incorporated by Reference to Filings Indicated
4.9	Form of Subordinated Notes	*

5.1	Opinion of J&A Garrigues S.L.P. as to the validity of the ordinary shares, the rights, the preferred securities, the senior notes, the subordinated notes, the preferred securities guarantees, the senior guarantees and the subordinated guarantees	*

5.2	Opinion of Davis Polk & Wardwell LLP as to the senior notes and the subordinated notes	*

12	Statement Regarding Computation of Ratios	*

23.1	Consent of Deloitte, S.L.	*

23.2	Consent of J&A Garrigues S.L.P. (included in Exhibit 5.1)

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)

24.1	Power of Attorney of Banco Bilbao Vizcaya Argentaria, S.A. (included in BBVA signature page)

24.2	Power of Attorney of BBVA International Preferred, S.A. Unipersonal (included on BBVA International Preferred, S.A. Unipersonal signature page)

24.3	Power of Attorney of BBVA U.S. Senior, S.A. Unipersonal (included on BBVA U.S. Senior, S.A. Unipersonal signature page)

24.4	Power of Attorney of BBVA Subordinated Capital, S.A. Unipersonal (included on BBVA Subordinated Capital, S.A. Unipersonal signature page)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee under the senior indenture	*

25.2	Statement of Eligibility on Form T-1 of the Bank of New York Mellon, as trustee under the subordinated indenture	*

*	Filed herewith.

**	To be filed by amendment or incorporated by reference to a subsequently filed Form 6-K.